Exhibit 4.2 TRITON CONTAINER FINANCE VIII LLC Issuer and WILMINGTON TRUST, NATIONAL ASSOCIATION Indenture Trustee ______________________________ SERIES 2020-1 SUPPLEMENT Dated as of September 21, 2020 to INDENTURE Dated as of September 21, 2020 ______________________________ $1,300,000,000 FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1, CLASS A $65,800,000 FIXED RATE ASSET-BACKED NOTES, SERIES 2020-1, CLASS B 737897646 20654080

Table of Contents

Page

ARTICLE I	ARTICLE I DEFINITIONS; CALCULATION GUIDELINES	1
Section 101	Definitions	1
ARTICLE II	CREATION OF THE SERIES 2020-1 NOTES	14
Section 201	Designation	14
Section 202	Authentication and Delivery	15
Section 203	Interest Payments on the Series 2020-1 Notes	16
Section 204	Principal Payments on the Series 2020-1 Notes	16
Section 205	Prepayment of Principal on the Series 2020-1 Notes	17
Section 206	Restrictions on Transfer	19
Section 207	Grant of Security Interest	24
ARTICLE III	SERIES 2020-1 SERIES ACCOUNT AND ALLOCATION AND APPLICATION OF AMOUNTS THEREIN	25
Section 301	Series 2020-1 Series Account	25
Section 302	Investment of Funds	26
Section 303	Distributions from Series 2020-1 Series Account	26
Section 304	Series 2020-1 Restricted Cash Account	33
Section 305	Letters of Credit	34
Section 306	Series 2020-1 L/C Cash Account	35
Section 307	Series 2020-1 Revenue Reserve Account	36
Section 308	Allocation of Shared Available Funds	36
ARTICLE IV	SERIES 2020-1 EARLY AMORTIZATION EVENTS, DEFAULTS AND CASH SWEEP EVENTS	39
Section 401	Series 2020-1 Early Amortization Events	39
Section 402	Series 2020-1 Events of Default	39
Section 403	Series 2020-1 Manager Default and Series 2020-1 Back-up Manager Events	41
Section 404	Series 2020-1 Cash Sweep Events	42
ARTICLE V	REPRESENTATIONS AND WARRANTIES	43
Section 501	Existence	43
Section 502	Authorization	43
Section 503	No Conflict; Legal Compliance	43
Section 504	Validity and Binding Effect	44
Section 505	Other Regulations	44
Section 506	Solvency and Separateness	44
Section 507	Survival of Representations and Warranties	45
Section 508	No Default	45
Section 509	Litigation and Contingent Liabilities	45
Section 510	Title; Liens	45
Section 511	Subsidiaries	45

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Table of Contents (continued) Page Section 512 Ownership of the Issuer ..................................................................... 45 Section 513 Security Interest Representations ....................................................... 45 Section 514 United States Federal Income Tax Election ....................................... 46 ARTICLE VI COVENANTS ............................................................................................... 46 Section 601 Protection of Series 2020-1 Collateral ............................................... 46 Section 602 Negative Covenants ........................................................................... 47 The Issuer will not, without the prior written consent of the Control Party: ................... 47 ARTICLE VII MISCELLANEOUS PROVISIONS .............................................................. 48 Section 701 Ratification of Indenture .................................................................... 48 Section 702 Counterparts ....................................................................................... 48 Section 703 Governing Law .................................................................................. 48 Section 704 Notices to the Rating Agency ............................................................ 49 Section 705 Amendments and Modifications ........................................................ 49 Section 706 Consent to Jurisdiction ....................................................................... 50 Section 707 Waiver of Jury Trial ........................................................................... 50 Section 708 No Petition ......................................................................................... 50 Section 709 Noteholder Information ..................................................................... 51 Section 710 Tax Basis Reporting ........................................................................... 51 Section 711 PATRIOT Act .................................................................................... 51 Section 712 Original Issue Discount...................................................................... 51 ii 737897646 20654080

EXHIBITS EXHIBIT A-1 Form of 144A Global Note EXHIBIT A-2 Form of Temporary Regulation S Global Note EXHIBIT A-3 Form of Permanent Regulation S Global Note EXHIBIT A-4 Form of Note Issued to Institutional Accredited Investors EXHIBIT B Form of Certificate to be Given by Noteholders EXHIBIT C Form of Certificate to be Given by Euroclear or Clearstream EXHIBIT D Form of Certificate to be Given by Transferee of Beneficial Interest In a Temporary Regulation S Global Note EXHIBIT E Form of Transfer Certificate for Exchange or Transfer From 144A Note to Regulations S Note EXHIBIT F Form of Initial Purchaser Exchange Instructions EXHIBIT G Additional Definitions used in Calculation of Series 2020-1 Manager Defaults and Series 2020-1 Back-Up Manager Events EXHIBIT H Form of Investment Letter EXHIBIT I Depreciation Policy for Managed Containers in the Series 2020-1 Series Specific Container Pool (Not Subject to Finance Lease) SCHEDULES SCHEDULE 1 Scheduled Targeted Principal Balances by Period SCHEDULE 2 Maximum Concentrations of Lessees iii 737897646 20654080

THIS SERIES 2020-1 SUPPLEMENT, dated as of September 21, 2020 (as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Supplement”), is between TRITON CONTAINER FINANCE VIII LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”). WHEREAS, pursuant to the Indenture, dated as of September 21, 2020 (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture. WHEREAS, pursuant to this Supplement, the Issuer shall create a new Series of Notes (“2020-1”) and specify the Principal Terms thereof, and the Indenture Trustee, at the direction of the Issuer, will authenticate the Notes of such Series 2020-1. NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows: ARTICLE I ARTICLE I DEFINITIONS; CALCULATION GUIDELINES Section 101 Definitions. (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. “144A Global Notes” means the 144A Global Notes substantially in the form of Exhibit A-1 hereto. “Aggregate Class A Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the Class A Note Principal Balances of all Class A Notes then Outstanding. “Aggregate Class B Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the Class B Note Principal Balances of all Class B Notes then Outstanding. “Aggregate Series 2020-1 Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the Aggregate Class A Note Principal Balance and the Aggregate Class B Note Principal Balance. “Available Drawing Amount” means, as of any date of determination, the maximum amount available for a Letter of Credit Drawing under an Eligible Letter of Credit on such date. Such amount will be determined by the Manager from time to time as the portion of the Series 737897646 20654080

2020-1 Restricted Cash Amount to be satisfied through the maintenance of such Eligible Letter of Credit in accordance with Supplement. “Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code or an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity. “Class A Advance Rate” means, for the Class A Notes, seventy-nine percent (79%). “Class A Asset Base” means, as of any Determination Date, an amount equal to the product of (i) the quotient of the Class A Advance Rate divided by the Class B Advance Rate, and (ii) the Series 2020-1 Asset Base. “Class A Note” means any of the $1,300,000,000 Fixed Rate Asset-Backed Notes, Series 2020-1, Class A issued pursuant to the terms of this Supplement, substantially in the form of any of Exhibit A-1, A-2, A-3 or A-4 to this Supplement. “Class A Note Interest Payment” means, for the Class A Notes on each Payment Date, an amount equal to the product of (i) the Class A Note Interest Rate, (ii) the Aggregate Class A Note Principal Balance on the immediately preceding Payment Date, calculated after giving effect to all principal payments on the Class A Notes actually paid on such date (or, in the case of the first Payment Date, the Aggregate Class A Note Principal Balance on the Closing Date) and (iii) one twelfth (or, in the case of the first Payment Date, the number of days in the first Interest Accrual Period divided by 360). “Class A Note Interest Rate” means two and eleven hundredths percent (2.11%) per annum. “Class A Note Principal Balance” means, with respect to any Class A Note as of any date of determination, an amount equal to the excess, if any, of (x) the initial principal balance of such Class A Note as of the Series 2020-1 Closing Date, over (y) the cumulative amount of all Class A Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Class A Noteholder subsequent to the Series 2020-1 Closing Date. “Class A Scheduled Principal Payment Amount” means, on each Payment Date, an amount equal to the excess, if any, of (x) the then Aggregate Class A Note Principal Balance, over (y) the Class A Scheduled Targeted Principal Balance for such Payment Date. “Class A Scheduled Targeted Principal Balance” means, on each Payment Date, the applicable amount set forth opposite such Payment Date under “Class A” in Schedule 1 hereto, as such Schedule 1 may be adjusted from time to time in accordance with Sections 204 and 205 of this Supplement. For each Payment Date occurring after the latest Payment Date on Schedule 1, the Class A Scheduled Targeted Principal Balance shall be zero. The Class A Scheduled Targeted Principal Balance is the “Scheduled Targeted Principal Balance” (as defined in the Indenture) with respect to the Class A Notes. 2 737897646 20654080

“Class A Supplemental Principal Payment Amount” means, on each Payment Date, an amount equal to the excess, if any, of (i) the Aggregate Class A Note Principal Balance on such Payment Date (calculated after giving effect to any payment of the Class A Scheduled Principal Payment Amount actually paid on such Payment Date), over (ii) the Class A Asset Base (determined as of the last day of the month immediately preceding such Payment Date). “Class B Advance Rate” means, for the Class B Notes, eighty-three percent (83%). “Class B Note” means any of the $65,800,000 Fixed Rate Asset-Backed Notes, Series 2020-1, Class B issued pursuant to this Supplement, substantially in the form of any of Exhibits A-1, A-2, A-3 or A-4 to this Supplement. “Class B Note Interest Payment” means for the Class B Notes on each Payment Date, an amount equal to the product of (i) the Class B Note Interest Rate, (ii) the Aggregate Class B Note Principal Balance on the immediately preceding Payment Date, calculated after giving effect to all principal payments on the Class B Notes actually paid on such date (or, in the case of the first Payment Date, the Aggregate Class B Note Principal Balance on the Series 2020-1 Closing Date) and (iii) one twelfth (or, in the case of the first Payment Date, the number of days in the first Interest Accrual Period divided by 360). “Class B Note Interest Rate” means three and seventy-four hundredths percent (3.74%) per annum. “Class B Note Principal Balance” means, with respect to any Class B Note as of any date of determination, an amount equal to the excess, if any, of (x) the initial principal balance of such Class B Note as of the Series 2020-1 Closing Date, over (y) the cumulative amount of all Class B Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Class B Noteholder subsequent to the Series 2020-1 Closing Date. “Class B Scheduled Principal Payment Amount” means, on each Payment Date, an amount equal to the excess, if any, of (x) the then Aggregate Class B Note Principal Balance over (y) the Class B Scheduled Targeted Principal Balance for such Payment Date. “Class B Scheduled Targeted Principal Balance” means, on each Payment Date, the applicable amount set forth opposite such Payment Date under “Class B” in Schedule 1 hereto, as such Schedule 1 may be adjusted from time to time in accordance with Sections 204 and 205 of this Supplement. For each Payment Date occurring after the latest Payment Date on Schedule 1, the Class B Scheduled Targeted Principal Balance shall be zero. The Class B Scheduled Targeted Principal Balance is the “Scheduled Targeted Principal Balance” (as defined in the Indenture) with respect to the Class B Notes. “Class B Supplemental Principal Payment Amount” means on each Payment Date an amount equal to the excess, if any, of (i) the Aggregate Series 2020-1 Note Principal Balance on such Payment Date (calculated after giving effect to all Class A Scheduled Principal Payment Amounts, Class A Supplemental Principal Payment Amounts and Class B Scheduled Principal 3 737897646 20654080

Payment Amounts actually paid on such date) over (ii) the Series 2020-1 Asset Base (determined as of the last day of the month immediately preceding such Payment Date). “Control Party” means, with respect to Series 2020-1, the Majority of Holders of the Series 2020-1 Notes. “Disposition Fees” means, with respect to any Managed Container that (i) has been sold to a third party, or (ii) is the subject of a Casualty Loss, an amount equal to the product of (x) five percent (5%) and (y) the Disposition Proceeds realized thereon. “DTC” shall have the meaning set forth in Section 206. “Eligible Bank” means a banking, financial or similar institution capable of issuing an Eligible Letter of Credit which institution has a long-term unsecured debt rating of “A-” or better from the Rating Agency. “Eligible Letter of Credit” a Letter of Credit (a) with respect to which the Rating Agency Condition has been satisfied, (b) that is issued by an Eligible Bank and for which the Indenture Trustee is the beneficiary, (c) that has a stated expiration date of not earlier than one year after its issuance date and that permits drawing thereon (x) prior to non-renewal of such Letter of Credit or (y) prior to the related Letter of Credit Bank ceasing to be an Eligible Bank, in each case if not replaced by cash or a replacement Eligible Letter of Credit, (d) that may be drawn upon at a branch of such institution in the Borough of Manhattan, New York or the City of Wilmington, Delaware as the same shall be designated from time to time by notice to the Indenture Trustee pursuant to the terms of such letter of credit, (e) which is payable in Dollars in immediately available funds in an amount of not less than the available drawing amount specified therein, and (f) that may be transferred by the Indenture Trustee, without a fee payable by the Indenture Trustee and without the consent of the related Letter of Credit Bank, to any replacement indenture trustee appointed in accordance with the terms of the Indenture. “Interest Accrual Period” means, with respect to the calculation of Class A Note Interest Payment and Class B Note Interest Payment payable on each Payment Date, the period beginning with, and including, the immediately preceding Payment Date and ending on and including the day before such Payment Date; except that the first Interest Accrual Period will be the period beginning with and including the Series 2020-1 Closing Date and ending on and including the day before the initial Payment Date. Each Interest Accrual Period (other than the initial Interest Accrual Period) shall be deemed to have a duration of thirty (30) days. The initial Interest Accrual Period for Series 2020-1 shall have a duration of 29 days. “Issuance Date Restricted Cash Amount” means the Series 2020-1 Restricted Cash Amount on the Issuance Date of the Series 2020-1 Notes; this amount shall be equal to $10,968,578. “Issuer EBIT” For any period, means the sum of Issuer Net Income, plus the following, without duplication, to the extent deducted in calculating such Issuer Net Income: (1) all income tax expense in respect of any net income generated by the Issuer; 4 737897646 20654080

(2) interest expense of the Issuer; (3) depreciation and amortization charges of the Issuer relating to any increased depreciation or amortization charges resulting from purchase accounting adjustments or inventory write-ups with respect to acquisitions or the amortization or write-off of deferred debt or equity issuance costs; (4) all other non-cash charges of the Issuer (other than depreciation expense) minus, with respect to any such non-cash charge that was previously added in a prior period to calculate Issuer EBIT and that represents an accrual of or reserve for cash expenditures in any future period, any cash payments made during such period; (5) any non-capitalized costs incurred in connection with financings, the acquisition of Containers or dispositions (including financing and refinancing fees and any premium or penalty paid in connection with redeeming or retiring Indebtedness prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); (6) all non-cash expenses attributable to incentive arrangements; (7) to the extent that any portion of the Management Fee payable during such period was accrued and not paid during such period, the aggregate amount of expenses attributable to all payments or accruals of Management Fee during such period; and (8) any indemnity payments made (regardless of to whom such payments are made) pursuant to the Indenture; in each case, for such period and as determined in accordance with GAAP. For purposes of this definition, “Indebtedness” shall have the meaning set forth in Exhibit G. “Issuer Net Income” For any period, the aggregate net income (or loss) of the Issuer for such period, determined in accordance with GAAP; provided, however, that there shall not be included in such Issuer Net Income: (1) any gain (or loss) realized upon the sale or other disposition of assets (other than Containers) of the Issuer (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business; (2) extraordinary gains or losses, as determined in accordance with GAAP; (3) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); (4) the cumulative effect of a change in accounting principles, as determined in accordance with GAAP; 5 737897646 20654080

(5) any adjustments, restructuring costs, non-recurring expenses, nonrecurring fees, non-operating expenses, charges or other expenses (including bonus and retention payments and non-cash compensation charges) incurred in connection with acquisitions of Containers as well as acquisitions of a company or a business; and (6) Systems/Organizational Establishment Expenses; in each case, for such period. “Letter of Credit” means any irrevocable, transferable, unconditional standby letter of credit issued for the benefit of the Indenture Trustee, for the benefit of the Series 2020-1 Noteholders, in accordance with the terms of this Supplement. “Letter of Credit Bank” means the issuing bank of a Letter of Credit. “Letter of Credit Drawing” has the meaning set forth in Section 305(b) hereof. “Letter of Credit Fee” means the periodic interest and/or fees payable by the Issuer to a Letter of Credit Bank for issuing a Letter of Credit; provided, however, that in no event shall the Letter of Credit Fee include reimbursement for any unreimbursed draws made on the related Letter of Credit. “Majority of Holders” means, with respect to the Series 2020-1 Notes as of any date of determination, (A) so long as the Class A Notes are Outstanding, Class A Noteholders holding Class A Notes constituting more than fifty percent (50%) of the then Aggregate Class A Note Principal Balance; and (B) at all times not covered by clause (A), Class B Noteholders holding Class B Notes constituting more than fifty percent (50%) of the Aggregate Class B Note Principal Balance. “Management Fee” means, for any Payment Date with respect to the Series 2020-1 Notes, an amount equal to the sum of (A) the product of (x) seven percent (7%) and (y) the Long Term Fleet Interest related to the Series 2020-1 Series-Specific Container Pool allocated to the Issuer for the preceding Collection Period (other than Container Revenues on Finance Leases), (B) the product of (x) seven percent (7%) and (y) the Short Term Fleet Interest related to the Series 2020-1 Series-Specific Container Pool allocated to the Issuer for the preceding Collection Period, (C) the product of (x) five percent (5%) and (y) the Finance Lease Proceeds related to the Series 2020-1 Series-Specific Container Pool for the preceding Collection Period, and (D) the sum of all Disposition Fees related to the Series 2020-1 Series-Specific Container Pool for the preceding Collection Period. “Permitted Payment Date Withdrawal” means, each of the following: (a) for any Payment Date other than the Series 2020-1 Legal Final Maturity Date, any shortfall in the aggregate amount available in the Series 2020-1 Series Account or any other amounts available under the Indenture or this Supplement to pay the Class A Note Interest Payment and the Class B Note Interest Payment (calculated after giving effect to the application of all Series 2020-1 Available Funds on such Payment Date), and (b) on the Series 2020-1 Legal Final Maturity Date, any shortfall in the aggregate amount available in the Series 2020-1 Series Account or any other amounts available under the Indenture or this Supplement to pay the then Aggregate Series 2020- 6 737897646 20654080

1 Note Principal Balance and accrued but unpaid Class A Note Interest Payment and Class B Note Interest Payment (calculated after giving effect to the application of all Series 2020-1 Available Funds on such Payment Date). “Rating Agency” means, for Series 2020-1, S&P. “Rating Agency Condition” means, with respect to any event, circumstance or matter (including without limitation any matter arising under the Transaction Documents) relating solely to the Series 2020-1 Notes, the satisfaction of the Rating Agency Condition with respect to the Series 2020-1 Notes. “Record Date” means, for the Series 2020-1 Notes for any Payment Date, the last Business Day of the calendar month immediately preceding such Payment Date or, in the case of the initial Payment Date for the Series 2020-1 Notes, the Series 2020-1 Closing Date. “Required Payments” for the Series 2020-1 Notes for any Payment Date has the meaning set forth in Section 201(f) hereof. “Series 2020-1” means the Series of Notes the terms of which are specified in this Supplement. “Series 2020-1 Advance Rate” means each of the Class A Advance Rate and the Class B Advance Rate. “Series 2020-1 Aggregate Available Amount” means as of any date of determination, an amount equal to the sum of the then amount available for drawings under all Eligible Letters of Credit then in effect for Series 2020-1. “Series 2020-1 Asset Allocation Percentage” means, as of any date of determination, a fraction (expressed as a percentage) equal to (A) divided by (B), as follows: (A) a fraction (expressed as a percentage), (1) the numerator of which is an amount, not less than zero, equal to (x) the then Series Unpaid Note Principal Balance for the Series 2020-1 Notes minus (y) the amount of cash and Eligible Investments on deposit in the Series 2020-1 Restricted Cash Account, and (2) the denominator of which is 100% minus the Series 2020-1 Required Overcollateralization Percentage; and (B) the sum of the amount calculated in clause (A) above for all Series of Notes then Outstanding; provided, that the Series 2020-1 Asset Allocation Percentage with respect to any fee, expense or other amount that has otherwise been allocated solely to or incurred solely with respect to Series 2020-1 shall be 100%. “Series 2020-1 Asset Base” means, as of any Determination Date, an amount equal to the sum of (a) the product of (i) the Class B Advance Rate minus the Series 2020-1 Excess Concentration Percentage (measured as of the last day of the immediately preceding calendar month and (ii) the sum of (x) the Aggregate Net Book Value of the Series 2020-1 Series-Specific Container Pool (measured as of the last day of the immediately preceding calendar month) and, without duplication with respect to Managed Containers with Casualty Proceeds, (y) the 7 737897646 20654080 aggregate outstanding balance of receivables resulting from the sale or disposition of Managed Containers in the Series 2020-1 Series-Specific Container Pool which have not been outstanding for more than 60 days, plus (b) an amount equal to the aggregate amount of cash and Eligible Investments on deposit in the Series 2020-1 Restricted Cash Account and the Series 2020-1 L/C Cash Account on such Determination Date, plus (c) the available amount under all Eligible Letters of Credit delivered by the Issuer pursuant to the terms of this Supplement. For purposes of the Indenture and this Supplement, the Series 2020-1 Asset Base is the “Asset Base” for Series 2020-1. “Series 2020-1 Asset Base Deficiency” means, as of any Determination Date, that the Series Unpaid Principal Balance for the Series 2020-1 Notes exceeds the Series 2020-1 Asset Base. “Series 2020-1 Available Distribution Amount” means, as of any Determination Date, an amount equal to the sum of (i) all Collections received with respect to the Series 2020-1 Series-Specific Container Pool during the immediately preceding Collection Period (or such other additional period of time as the Control Party shall permit and such additional period shall have been notified to the Indenture Trustee in writing and consented to by the Issuer in writing), (ii) all other amounts not covered by clauses (i), (iii), (iv), (v) or (vi) of this definition received by the Issuer with respect to the Series 2020-1 Series-Specific Container Pool subsequent to the immediately preceding Payment Date that, pursuant to the terms of the Transaction Documents are required to be deposited into the Series 2020-1 Series Account, (iii) any earnings on Eligible Investments in the Series 2020-1 Series Account credited to the Series 2020-1 Series Account subsequent to the immediately preceding Payment Date, (iv) amounts transferred from the Series 2020-1 Revenue Reserve Account to the Series 2020-1 Series Account on such Determination Date and for the applicable Payment Date, (v) all Manager Advances made by the Manager with respect to Series 2020-1 in accordance with the terms of the Management Agreement subsequent to the immediately preceding Payment Date, and (vi) if so directed by the Issuer, other amounts, proceeds and funds contemplated by the Indenture including amounts otherwise distributable to the Issuer on prior Payment Dates that have been retained in, or transferred to, the Series 2020-1 Series Account. For the avoidance of doubt, with respect to the Containers acquired by the Issuer on the Series Issuance Date for the Series 2020-1 Notes, the Issuer is entitled to receive Sales Proceeds in respect of such Containers only if such Sales Proceeds accrued after the date on which such Containers became Managed Containers. “Series 2020-1 Available Funds” means, as of any Determination Date, an amount equal to the sum of (i) an amount equal to the Series 2020-1 Available Distribution Amount for the most recently completed Collection Period, (ii) all amounts transferred to the Series 2020-1 Series Account from the Series 2020-1 Restricted Cash Account on such Determination Date, (iii) the Series 2020-1 L/C Cash Account on such Determination Date or otherwise consisting of proceeds of draws on an Eligible Letter of Credit, in each case solely to the extent constituting a portion of a Permitted Payment Date Withdrawal on such Determination Date, (iv) the amount of any Shared Available Funds (as defined in the Supplements for each other Series of Notes then Outstanding) deposited to the Series 2020-1 Series Account on such Determination Date in accordance with the terms of the Supplement for each other Series of Notes then Outstanding and (v) any other amounts deposited into the Series 2020-1 Series Account pursuant to the terms of this Supplement. 8 737897646 20654080

“Series 2020-1 Back-up Manager Event” shall have the meaning set forth in Section 403(b) hereof. “Series 2020-1 Cash Interest Expense” means with respect to Series 2020-1 for any period, an amount equal to the difference of (1) the Series 2020-1 Interest Expense for such period minus (2) to the extent included in clause (1), (i) amortization or write off of debt issuance or deferred financing costs, (ii) any non-cash interest expense related to any interest expense that has not been paid in cash, and (iii) any incremental non-cash interest expense incurred as the result of an accounting change that occurs after the Series 2020-1 Closing Date, in each case to the extent allocable to Series 2020-1, plus (3) without duplication of amounts included in clause (1), cash interest payments made in such period that were deducted from Series 2020-1 Cash Interest Expense in a prior period. “Series 2020-1 Cash Sweep Event” shall have the meaning set forth in Section 404(a) hereof. “Series 2020-1 Cash Sweep Trigger Date” means the Payment Date in September 2027. “Series 2020-1 Closing Date” means September 21, 2020, which is the “Closing Date” (as defined in the Indenture) with respect to Series 2020-1. “Series 2020-1 Collateral” shall have the meaning set forth in Section 207. “Series 2020-1 Early Amortization Event” shall have the meaning set forth in Section 401. A Series 2020-1 Early Amortization Event shall be an “Early Amortization Event” with respect to the Series 2020-1 Notes. “Series 2020-1 EBIT” means for any period, the Issuer EBIT calculated with respect to Series 2020-1 for such period. “Series 2020-1 EBIT to Series 2020-1 Cash Interest Expense Ratio” means, as of the end of the fiscal quarter preceding any date of determination, commencing with the fiscal quarter ending September 30, 2021, the ratio of (a) the aggregate amount of the Series 2020-1 EBIT for the most recent four consecutive fiscal quarters ending on or prior to such date of determination, to (b) Series 2020-1 Cash Interest Expense for such four fiscal quarters. “Series 2020-1 Event of Default” shall have the meaning set forth in Section 402. A Series 2020-1 Event of Default shall be an “Event of Default” with respect to the Series 2020-1 Notes. “Series 2020-1 Excess Concentration Percentage” means, as of any Determination Date, an amount equal to the sum, without duplication, of the following percentages (for purposes of this definition (i) in the case of Managed Containers that are subject to the Master Lease Agreement, each reference to a lessee shall refer to the end user under the applicable sublease and each reference to a Lease Agreement shall refer to the applicable sublease and (ii) the term “Managed Containers” shall refer to Managed Containers in the Series 2020-1 Series- Specific Container Pool) and the term “Aggregate Net Book Value” shall refer to the Aggregate Net Book Value of the Series 2020-1 Series-Specific Container Pool): 9 737897646 20654080

(a) Maximum Concentration of Dry Freight Special Containers. The percentage by which (x) the sum of the Net Book Values of all Managed Containers that are Specialized Containers (other than refrigerated Containers) divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) twenty five percent (25%); (b) Maximum Concentration of any Three Lessees. The percentage by which (x) the sum of the Net Book Values of all Managed Containers then on lease to any three lessees divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) sixty-five percent (65%); provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee’s leasehold interests in one or more Managed Containers and the effect of such transaction is to cause a breach of the foregoing threshold, then the foregoing threshold shall on the effective date of such transaction be increased to an amount equal to the quotient, expressed as a percentage, (x) the numerator of which shall equal the sum of (A) the sum of the Net Book Values of all Managed Containers on lease to such transacting lessees immediately prior to such transaction, and (B) the sum of the Net Book Values of all Managed Containers then on lease to the two other lessees having the most Managed Containers then on lease with the Issuer (measured by Net Book Value) and (y) the denominator of which shall equal the then Aggregate Net Book Value; and provided further that, if the foregoing limitation has been increased to above sixty-five percent (65%) by operation of the above proviso, then the percentage otherwise determined by this paragraph (b) shall be increased, without duplication by (x) the sum of the Net Book Values of any additional Managed Containers subsequently leased to any of such three lessees divided by (y) the Aggregate Net Book Value, expressed as a percentage, until such time as the sum of the Net Book Values of all Managed Containers then on lease to such three lessees does not exceed an amount equal to sixty-five percent (65%) of the then Aggregate Net Book Value; (c) Maximum Concentration of any Three Finance Lessees. The percentage by which (x) the sum of the Net Book Values of all Managed Containers that are subject to a Finance Lease and are then on lease to any three lessees divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) thirty percent (30%); provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other such lessee’s leasehold interests in one or more Managed Containers and the effect of such transaction is to cause a breach of the foregoing threshold, then the foregoing threshold shall on the effective date of such transaction be increased to an amount equal to the quotient, expressed as a percentage, (x) the numerator of which shall equal the sum of (A) the sum of the Net Book Values of all Managed Containers that are subject to a Finance Lease and are then on lease to such transacting lessees immediately prior to such transaction, and (B) the sum of the Net Book Values of all Managed Containers that are subject to a Finance Lease and are then on lease to the two other lessees having the most such Managed Containers then on lease with the Issuer (measured by Net Book Value) and (y) the denominator of which shall equal the then Aggregate Net Book Value; and provided further that, if the foregoing limitation has been increased to above thirty percent (30%) by operation of the above proviso, then the percentage otherwise determined by this paragraph (c) shall be increased, without duplication by (x) the sum of the Net Book Values of any additional Managed Containers subject to a Finance Lease subsequently leased to any of such three lessees divided by (y) the Aggregate 10 737897646 20654080

Net Book Value, expressed as a percentage, until such time as the sum of the Net Book Values of all Managed Containers that are subject to a Finance Lease and are then on lease to such three lessees does not exceed an amount equal to thirty percent (30%) of the then Aggregate Net Book Value. (d) Maximum Concentration of a Single Lessee. The percentage by which (x) the sum of the Net Book Values of all Managed Containers then on lease to any single lessee divided by the Aggregate Net Book Value, expressed as a percentage, exceeds either (a) with respect to any of the lessees set forth on Schedule 2 attached hereto, the percentage of the Aggregate Net Book Value set opposite the name of such lessee on such annex, (b) with respect to all other top twenty-five lessees not covered by clause (a), fifteen percent (15%) of the Aggregate Net Book Value and (c) with respect to any lessee not covered by clauses (a) or (b), seven percent (7%) of the Aggregate Net Book Value; provided, however, that if two or more lessees shall engage in any transaction (whether through merger, consolidation, stock sale, asset sale or otherwise) pursuant to which a lessee shall become the owner of, or interest holder in, any other lessee’s leasehold interests in one or more Managed Containers, the foregoing threshold set forth in clauses (a) and (b) shall on the effective date of such transaction be increased with respect to such acquiring or, in the case of a merger, surviving lessee to equal the greater of (i) the sum of the applicable percentage limitations for the transacting lessees as set forth in clauses (a) and (b) above, and (ii) a quotient, expressed as a percentage, (x) the numerator of which shall equal the sum of the Net Book Values of all Managed Containers on Lease to such transacting lessees immediately prior to such transaction and (y) the denominator of which shall equal the then Aggregate Net Book Value. For purposes of the Indenture and this Supplement, the Series 2020-1 Excess Concentration Percentage is the “Excess Concentration Percentage” for Series 2020-1. “Series 2020-1 Interest Expense” means, with respect to the Series 2020-1 Notes for any period, the aggregate of the interest expense of the Issuer for such period with respect to the Series 2020-1 Notes, as determined in accordance with GAAP, and including, without duplication, all amortization or accretion of original issue discount with respect to the Series 2020-1 Notes. “Series 2020-1 L/C Cash Account” means the account of that name established in accordance with Section 305 of this Supplement. “Series 2020-1 Legal Final Maturity Date” means the Payment Date in September 2045. “Series 2020-1 Manager Default” shall have the meaning set forth in Section 403. A Series 2020-1 Manager Default shall be a “Manager Default” with respect to the Series 2020-1 Notes. “Series 2020-1 Note” or “Notes” means any of the Class A Notes or Class B Notes issued pursuant to the terms of Section 201(a) of this Supplement, substantially in the forms attached to this Supplement. 11 737897646 20654080

“Series 2020-1 Note Purchase Agreement” means the Series 2020-1 Note Purchase Agreement, dated as of August 26, 2020, among the Issuer, the Manager, the Seller and the initial purchasers party thereto. “Series 2020-1 Noteholder” means, at any time of determination for the Series 2020-1 Notes, any Person in whose name a Series 2020-1 Note is registered in the Note Register. “Series 2020-1 Parties” means the holders of the Series 2020-1 Notes, the Series 2020-1 Noteholders and the Control Party with respect to the Series 2020-1 Notes. “Series 2020-1 Required Overcollateralization Percentage” means the “Required Overcollateralization Percentage” for Series 2020-1, where the Advance Rate referred to in the definition of “Required Overcollateralization Percentage” is the Class B Advance Rate. “Series 2020-1 Restricted Cash Account” means the account of that name established in accordance with Section 304 of this Supplement. For purposes of the Indenture and this Supplement, the Series 2020-1 Restricted Cash Account is the “Restricted Cash Account” for Series 2020-1. “Series 2020-1 Restricted Cash Amount” means, as of any date of determination, the amount required to be deposited or maintained in the Series 2020-1 Restricted Cash Account, which shall be no less than the product of (a) nine (9), (b) one-twelfth (1/12), (c) the weighted average (based on the then Aggregate Class A Note Principal Balance and the then Aggregate Class B Note Principal Balance) of the Class A Note Interest Rate and the Class B Note Interest Rate and (d) the then Aggregate Series 2020-1 Note Principal Balance, calculated after giving effect to all principal payments actually paid on all Series 2020-1 Notes on such date; provided that the Series 2020-1 Restricted Cash Amount on any date of determination required to be held in the Series 2020-1 Restricted Cash Account shall be reduced by the sum of amounts on deposit in the L/C Cash Account and amounts available under all Eligible Letters of Credit on such date. For purposes of this Supplement, the Series 2020-1 Restricted Cash Amount is the “Series Restricted Cash Amount” for Series 2020-1. “Series 2020-1 Revenue Reserve Account” means the account of that name established in accordance with Section 306 of this Supplement. For purposes of the Indenture and this Supplement, the Series 2020-1 Revenue Reserve Account is the “Revenue Reserve Account” for Series 2020-1. “Series 2020-1 Revenue Reserve Deposit Amount” means $21,065,617.40. “Series 2020-1 Revenue Reserve Release Amount” means, on the Determination Date occurring in October 2020, $7,021,872.47, on the Determination Date occurring in November 2020, $7,021,872.47, and on the Determination Date occurring in December 2020, $7,021,872.46. “Series 2020-1 Series Account” means the account of that name established in accordance with Section 301 hereof. 12 737897646 20654080

“Series 2020-1 Series-Specific Container Pool” means the Series-Specific Container Pool for Series 2020-1. “Series 2020-1 Transaction Documents” means any and all of the Indenture, this Supplement, the Series 2020-1 Notes, the Note Purchase Agreement for the Series 2020-1 Notes, the Management Agreement, the Contribution and Sale Agreement, the Transition Agent Agreement, the Supplemental Collateral Agreement and all other Transaction Documents and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2020-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed. “Shared Available Funds” means, for the Series 2020-1 Notes on any date of determination, the portion of the Series 2020-1 Available Funds remaining after giving effect to all distributions required pursuant to the following provisions of Section 303: (i) Part I clauses (1) through (15), inclusive, (ii) Part II clauses (1) through (14) inclusive, and (iii) Part III, clauses (1) through (14) inclusive. “Short Term Fleet” shall mean all Revenue Generating Equipment, the initial lease of which is a Short Term Lease, and which is owned by TCIL or the Issuer, leased by TCIL from a Triton Lessor, or managed or operated by TCIL as agent or manager for or on behalf of others. With effect from the date of delivery to the lessee thereunder, Revenue Generating Equipment which becomes subject to a Finance Lease shall cease to be included in the Short Term Fleet. “Supplemental Collateral Agreement” means the Supplemental Agreement, dated as of September 21, 2020, pursuant to which the Issuer and the Indenture Trustee are confirmed as a “Managed Equipment Owner” and a “Managed Equipment Lender”, respectively, under the Intercreditor Collateral Agreement, as such agreement may be amended, modified or supplemented from time to time. “Supplemental Principal Payment Amount” means, either or both, as the context may require of the Class A Supplemental Principal Payment Amount and the Class B Supplemental Principal Payment Amount. “Transaction Parties” means the Issuer, the Seller, the Manager, the Initial Purchasers or any of their respective affiliates, the Indenture Trustee or the Transition Agent. “Transferor” shall have the meaning set forth in Section 206 hereof. “Weighted Average Age” means, for any date of determination, an amount equal to (i) the sum of the products, for each Managed Container in the Series 2020-1 Series Specific Container Pool, of (A) the age in years of such Managed Container and (B) the Net Book Value of such Managed Container, divided by (ii) the Aggregate Net Book Value of the Series 2020-1 Series Specific Container Pool. (b) The following words and phrases used in the calculation of the financial covenants and related terms set forth in the definitions of Series 2020-1 Manager Default and Series 2020-1 Back-up Manager Event in this Supplement shall have the meanings assigned to them on Exhibit G to this Supplement: “Capitalized Lease”, “Capitalized Rentals”, 13 737897646 20654080

“Consolidated Tangible Net Worth”, “Container Equipment”, “Current Debt”, “Funded Debt”, “Funded Debt Ratio”, “Funded Indebtedness”, “GAAP”, “Guarantee Liability”, “Indebtedness”, “Intangible Assets”, “Investment”, “Lien”, “Long Term Lease”, “Permitted Investments”, “Person”, “Rentals”, “Restricted Investments”, “Restricted Subsidiary”, “Senior Funded Debt”, “Subordinated Funded Debt”, “Subsidiary”, “TAL Group”, “TCIL Credit Agreement”, “Total Debt”, “Total Senior Debt” and “Unrestricted Subsidiary”. The term “Finance Lease” used in the calculation of the financial covenants and related terms set forth in the definitions of Series 2020-1 Manager Default and Series 2020-1 Back-up Manager Event in this Supplement shall have the meaning assigned to it on Exhibit G to this Supplement; for all other purposes of this Supplement, the term “Finance Lease” shall mean any lease (but in no event a sublease) providing revenue to the applicable Person, the Revenue Generating Equipment under which is not included as an asset on the books of such Person in accordance with generally accepted accounting principles. Notwithstanding the foregoing, to the extent that any term defined in Exhibit G has a corresponding definition in the TCIL Credit Agreement that is modified pursuant to an amendment of the TCIL Credit Agreement, its definition for purposes of Exhibit G shall be so modified unless such modification results in a Series 2020-1 Manager Default or Series 2020- 1 Back-up Manager Event becoming more restrictive. (c) Capitalized terms used herein and not otherwise defined shall have the meaning set forth in Appendix A to the Indenture or, if not defined therein, as defined in the Series 2020-1 Note Purchase Agreement. The rules of usage set forth in such Appendix A shall apply to this Supplement. (d) Unless otherwise specified herein, any calculation of the Series 2020-1 Asset Allocation Percentage for the purpose of making any distributions pursuant to Section 303 in this Supplement shall be made on the Determination Date immediately preceding the related Payment Date. (e) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall control. (f) An “Event of Default for Series 2020-1” will exist if a Series 2020-1 Event of Default is then continuing. ARTICLE II CREATION OF THE SERIES 2020-1 NOTES Section 201 Designation. (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Supplement to be known as “Triton Container Finance VIII LLC Fixed Rate Asset-Backed Notes, Series 2020-1” (the “Series 2020-1 Notes” or “Notes”). The Series 2020-1 Notes will be issued in two Classes: Class A Notes in the initial principal balance of one billion three hundred million Dollars ($1,300,000,000) and the Class B Notes in the initial principal balance of sixty-five million eight hundred thousand Dollars ($65,800,000). The Class A Notes are classified as the Senior Notes of Series 2020-1 and the Class B Notes are classified as the Subordinated Notes of Series 2020-1. 14 737897646 20654080

(b) The Payment Date with respect to the Series 2020-1 Notes shall be the twentieth (20th) calendar day of each month, or, if such day is not a Business Day, the immediately following Business Day, commencing October 2020. (c) The initial Collection Period with respect to the Series 2020-1 Notes shall commence on the Series 2020-1 Closing Date and end on September 30, 2020. (d) Payments of principal and interest on the Series 2020-1 Notes shall be payable from funds on deposit in the Series 2020-1 Series Account or otherwise at the times and in the amounts set forth in Section 806 of the Indenture and Article III of this Supplement. (e) The Existing Commitment as such term is used in the Indenture, for the Series 2020-1 Notes, shall at all times be equal to the Aggregate Series 2020-1 Note Principal Balance as of such date of determination. (f) The “Required Payments” for the Series 2020-1 Notes shall be one of the following: (A) if neither an Early Amortization Event for Series 2020-1 nor an Event of Default for Series 2020-1 is then continuing, the payments specified in clauses (1) through (22) (exclusive of clause (16) inclusive in Part I of Section 303 of this Supplement, (B) if an Early Amortization Event for Series 2020-1 shall then be continuing, but no Event of Default for Series 2020-1 shall then be continuing (or an Event of Default for Series 2020-1 is continuing but the Series 2020-1 Notes have not been accelerated in accordance with the Indenture or this Supplement), the payments set forth in clauses (1) through (19) (exclusive of clause (15) relating to reallocation to other Series) inclusive in Part II of Section 303 of this Supplement, or (C) if an Event of Default for Series 2020-1 shall then be continuing and the Series 2020-1 Notes have been accelerated in accordance with the Indenture and such consequence shall not have been rescinded or annulled, the payments set forth in clauses (1) through (17)) (exclusive of clause (15) relating to reallocation to other Series) inclusive in Part III of Section 303 of this Supplement. All such Required Payments for the Series 2020-1 Notes shall be paid in ascending numerical order corresponding to the numbering of the clauses set forth in such Section with no payment being made to a clause having a higher numeric value until all payments outlined in any clause having a lower numeric value have been paid in full. (g) On the Series 2020-1 Closing Date, the Issuer shall deposit into the Series 2020-1 Revenue Reserve Account cash in an amount equal to twenty-one million sixty-five thousand six hundred seventeen Dollars and forty cents ($21,065,617.40). (h) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern. Section 202 Authentication and Delivery. (a) On the Series 2020-1 Closing Date, the Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 201 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, (i) shall authenticate (by manual or facsimile signature) the Series 2020-1 Notes in accordance with such written directions, and 15 737897646 20654080

(ii) shall deliver such Series 2020-1 Notes to the Initial Purchaser in accordance with such written directions. (b) In accordance with Section 202 of the Indenture, the Series 2020-1 Notes sold in reliance on Rule 144A shall be represented by one or more Rule 144A Global Notes. Any Series 2020-1 Notes sold in reliance on Regulation S shall be represented by one or more Regulation S Global Notes. Any Series 2020-1 Notes sold to Institutional Accredited Investors shall be represented by one or more Definitive Notes. (c) The Series 2020-1 Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any authorized officer or manager of the Issuer and shall be substantially in the forms of Exhibit A-1, A-2, A-3 and A-4 hereto, as applicable. (d) The Series 2020-1 Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. Section 203 Interest Payments on the Series 2020-1 Notes. (a) Interest on Series 2020-1 Notes. Interest will accrue on the Class A Notes during each Interest Accrual Period and will be due and payable in arrears on each Payment Date in an amount equal to the Class A Note Interest Payment. Interest will accrue on the Class B Notes during each Interest Accrual Period and will be due and payable in arrears on each Payment Date in an amount equal to the Class B Note Interest Payment. Such payments of interest shall be payable on each Payment Date from amounts on deposit in the Series 2020-1 Series Account in accordance with Section 303 hereof. Interest on the Series 2020-1 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. To the extent that the amount of interest which is due and payable on any Payment Date is not paid in full on such date, such shortfall shall be due and payable on the immediately succeeding Payment Date. (b) Maximum Interest Rate. In no event shall the interest charged with respect to a Series 2020-1 Note exceed the maximum amount permitted by Applicable Law. If at any time the interest rate charged with respect to the Series 2020-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2020-1 Note shall be limited to the maximum rate permitted by Applicable Law. Section 204 Principal Payments on the Series 2020-1 Notes. (a) The principal balance of the Series 2020-1 Notes shall be payable on each Payment Date from amounts on deposit in the Series 2020-1 Series Account in an amount equal to (i) if neither an Early Amortization Event for Series 2020-1 nor an Event of Default for Series 2020-1 shall have occurred and shall then be continuing, the Class A Scheduled Principal Payment Amount, the Class B Scheduled Principal Payment Amount, the Class A Supplemental Principal Payment Amount and the Class B Supplemental Principal Payment Amount (if any) for such Series 2020-1 Notes for such Payment Date to the extent that funds are available for such purpose in accordance with clause (I) of Section 303 of this Supplement, (ii) if an Early Amortization Event for Series 2020-1 shall then be continuing, but no Event of Default for Series 2020-1, shall have occurred and shall then be continuing (or an Event of Default for Series 2020- 1 is continuing but the Series 2020-1 Notes have not been accelerated in accordance with the 16 737897646 20654080

Indenture and this Supplement), the Aggregate Class A Note Principal Balance on such Payment Date and the Aggregate Class B Note Principal Balance on such Payment Date to the extent that funds are available for such purposes in accordance with the provisions of clause (II) of Section 303 of this Supplement, or (iii) if an Event of Default for Series 2020-1 shall have occurred and shall then be continuing and the Series 2020-1 Notes have been accelerated in accordance with the Indenture and this Supplement, the Aggregate Class A Note Principal Balance and the Aggregate Class B Note Principal Balance on such Payment Date to the extent that funds are available for such purposes in accordance with the provisions of clause (III) of Section 303 of this Supplement. (b) Any Class A Supplemental Principal Payment Amount applied to the Class A Notes on any Payment Date will be applied on such Payment Date to reduce the Class A Scheduled Targeted Principal Balances in respect of each subsequent Payment Date by a fraction (stated as a percentage) the numerator of which is the amount of such Class A Supplemental Principal Payment Amount and the denominator of which is the Aggregate Class A Note Principal Balance immediately prior to such event. The Issuer shall promptly (and in any event within five (5) Business Days of such prepayment) prepare a revised Schedule 1 to this Supplement reflecting the foregoing and deliver such revised Schedule to the Indenture Trustee and such revised Schedule shall automatically replace the existing Schedule 1 to this Supplement. (c) Any Class B Supplemental Principal Payment Amount applied to the Class B Notes on any Payment Date will be applied to reduce the Class B Scheduled Targeted Principal Balances in respect of each subsequent Payment Date by a fraction (stated as a percentage) the numerator of which is the amount of such Class B Supplemental Principal Payment Amounts and the denominator of which is the Aggregate Class B Note Principal Balance immediately prior to such event. The Issuer shall promptly (and in any event within five (5) Business Days of such Prepayment) prepare a revised Schedule 1 reflecting the foregoing and deliver such revised Schedule to the Indenture Trustee and such revised Schedule shall automatically replace the existing Schedule 1 to this Supplement. (d) The unpaid principal amount of all Series 2020-1 Notes, together with all unpaid interest, indemnifications, fees, expenses, costs, and other amounts payable by the Issuer to the Series 2020-1 Noteholders, the Indenture Trustee, the Transition Agent and the Manager pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default for Series 2020-1 shall occur and the Series 2020-1 Notes have been accelerated in accordance with the provisions of the Indenture and this Supplement and (y) the Series 2020-1 Legal Final Maturity Date. Section 205 Prepayment of Principal on the Series 2020-1 Notes. (a) The Issuer shall, to the extent that funds are available for such purposes to be required to prepay the Aggregate Class A Note Principal Balance on each Payment Date in an amount equal to Class A Supplemental Principal Payment Amount and the Aggregate B Note Principal Balance on each Payment Date in an amount equal to the Class B Supplemental Principal Payment Amount. The Class A Supplemental Principal Payment Amount and the Class B Supplemental Principal Payment Amount shall be payable on such Payment Date from 17 737897646 20654080 amounts on deposit in the Series 2020-1 Series Account in accordance with the priority of payments set forth in Section 303. (b) The Issuer will not be permitted to make a voluntary Prepayment of all or a portion of, the principal balance of the Series 2020-1 Notes prior to the Payment Date in October 2022; provided that the Issuer shall be entitled to make a voluntary prepayment prior to the Payment Date in October 2022, if any of an Event of Default, a Manager Default or an Early Amortization Event for Series 2020-1 is continuing or would be remedied by such prepayment. On or after the Payment Date in October 2022, the Issuer will have the option to voluntarily prepay, without penalty, on any Business Day all, or any portion of, the Aggregate Series 2020-1 Note Principal Balance of the Series 2020-1 Notes in a minimum amount of $100,000, together with accrued interest thereon. Voluntary Prepayments may be made with respect to all or portion of, the Aggregate Class A Note Principal Balance and (i) a corresponding portion of the Aggregate Class B Note Principal Balance (such that each of the Aggregate Class A Note Principal Balance and the Aggregate Class B Note Principal Balance is reduced in the same proportion) or (ii) if the Aggregate Class A Note Principal Balance is paid in full, all or a portion of the Aggregate Class B Note Principal Balance. Nothing contained in this Section 205(b) shall prohibit the payment of a Class A Supplemental Principal Payment Amount or a Class B Supplemental Principal Payment Amount or other accelerated payment of principal in accordance with the provisions of this Supplement on any Payment Date. Any optional Prepayment of the Series 2020-1 Note Principal Balance shall include accrued interest to the date of Prepayment on the amount being prepaid. The Issuer may not make such optional Prepayment from funds in the Series 2020-1 Series Specific Account, except to the extent that funds in any such account would otherwise be payable to the Issuer in accordance with the terms of the Indenture or this Supplement. (c) If any voluntary Prepayment of less than the Aggregate Series 2020-1 Note Principal Balance of the Series 2020-1 Notes is made in accordance with the provisions of Section 205(b), Scheduled Targeted Principal Balances for the affected Class of Notes for each subsequent Payment Date shall be reduced on such Payment Date by a fraction (stated as a percentage) the numerator of which is the amount of such prepayment and the denominator of which is equal to the Aggregate Class A Note Principal Balance or the Aggregate Class B Note Principal Balance, as the case may be, immediately prior to such prepayment. The Issuer shall promptly (and in any event within five (5) Business Days of such prepayment) prepare a revised Schedule 1 to this Supplement reflecting the foregoing and deliver such revised Schedule to the Indenture Trustee and such revised Schedule shall automatically replace the existing Schedule 1 to this Supplement. In addition, if an Early Amortization Event for Series 2020-1 or a Series 2020-1 Cash Sweep Event has occurred, the Scheduled Targeted Principal Balances for each affected Class of Notes for each subsequent Payment Date shall be reduced by a fraction (stated as a percentage) the numerator of which is equal to the accelerated (i.e., incremental) principal payments paid to the Noteholders of such Class during the continuation of such Early Amortization Event or Series 2020-1 Cash Sweep Event and the denominator of which is equal to the Aggregate Class A Note Principal Balance or the Aggregate Class B Note Principal Balance, as the case may be, immediately prior to the commencement of such Early Amortization Event. The Issuer shall promptly (and in any event within five (5) Business Days 18 737897646 20654080 of such Prepayment) prepare a revised Schedule 1 reflecting the foregoing and deliver such revised Schedule to the Indenture Trustee and such revised Schedule shall automatically replace the existing Schedule 1 to this Supplement. Section 206 Restrictions on Transfer. (a) On the Series 2020-1 Closing Date, the Issuer shall sell the Series 2020-1 Notes to the Initial Purchaser pursuant to the Series 2020-1 Note Purchase Agreement and deliver such Series 2020-1 Notes in accordance herewith and therewith. Thereafter, no Series 2020-1 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture and except as follows: (i) to Persons that the transferring Person reasonably believes are Qualified Institutional Buyers in reliance on the exemption from the registration requirements of Rule 144A under the Securities Act, as such rule may be amended from time to time. (“Rule 144A”); (ii) in offshore transactions in reliance on Regulation S under the Securities Act, as such regulation may be amended from time to time (“Regulation S”); (iii) to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“Institutional Accredited Investors”) that take delivery of such Series 2020-1 Note in an amount of at least $100,000 and that deliver an investment letter substantially in the form of Exhibit H attached hereto for the Series 2020-1 Notes, to the Indenture Trustee; or (iv) to a Person who is taking delivery of such Series 2020-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an Opinion of Counsel by such Person or its transferor addressed to the Indenture Trustee and the Issuer, which counsel and opinion are satisfactory to the Indenture Trustee and the Issuer. The Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2020-1 Notes are made in accordance with the Securities Act or any other law; provided the Indenture Trustee shall not effect a transfer of the Series 2020-1 Notes without having received the investment letter and Opinion of Counsel referred to in this Section, upon which it may conclusively rely. (b) Each purchaser (other than the Initial Purchaser) of the Series 2020-1 Notes (including any purchaser, other than the Initial Purchaser, of an interest in the Series 2020- 1 Notes which are Global Notes) shall be deemed to have acknowledged and agreed as follows: (I) It is (A) a qualified institutional buyer as defined in Rule 144A (“Qualified Institutional Buyer”) and is acquiring such Series 2020-1 Notes for its own institutional account or for the account or accounts of a Qualified Institutional Buyer or (B) purchasing such Series 2020-1 Notes in a transaction exempt from registration under the Securities Act and in compliance with the provisions of this Supplement and in compliance with the legend set forth in clause (VII) below or (C) not a United States Person as defined in Regulation S (a “United States Person”) and is acquiring such Series 2020-1 Notes outside of the United States. 19 737897646 20654080

(II) It is purchasing one or more Series 2020-1 Notes in an amount of at least $100,000 and it understands that such Series 2020-1 Notes may be resold, pledged or otherwise transferred only in an amount of at least $100,000. (III) It represents and warrants to the Initial Purchasers, the Issuer, and the Indenture Trustee that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of a Benefit Plan or any other plan that is subject to federal, state, local or other laws or regulations comparable to Title I of ERISA and Section 4975 of the Code (“Similar Law”) or (ii) (a) the Series 2020-1 Notes are rated investment grade or better by a nationally recognized statistical rating agency at the time of purchase or transfer and have not been characterized as other indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of Similar Law; (IV) It understands that the Series 2020-1 Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Series 2020-1 Notes, such Series 2020-1 Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (1) in a transaction meeting the requirements of Rule 144A, to a Person that the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account (or for the account or accounts of a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (2) (A) to a Person that is an Institutional Accredited Investor, is taking delivery of such Series 2020-1 Notes in an amount of at least $100,000, and delivers an investment letter to the Indenture Trustee substantially in the form of Exhibit H for the Series 2020-1 Notes or (B) to a Person that is taking delivery of such Series 2020-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act, as confirmed in an opinion of counsel addressed to the Indenture Trustee, the Issuer and the transferor, which counsel and opinion are satisfactory to the Indenture Trustee, the Issuer and the transferor, or (3) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S. (V) It is not a Competitor. (VI) It understands that each Series 2020-1 Note shall bear a legend substantially to the following effect: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A 20 737897646 20654080

PERSON THAT THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH NOTE IN AN AMOUNT OF AT LEAST $100,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE. EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING AND WILL NOT HOLD THE NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (ii) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER BY A NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY AT THE TIME OF PURCHASE OR TRANSFER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE 21 737897646 20654080

ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. FOR A SERIES 2020-1 NOTE ISSUED WITH ORIGINAL ISSUE DISCOUNT: THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING FROM THE INDENTURE TRUSTEE. FOR GLOBAL NOTES ONLY: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE ( THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. (VII) Each investor described in Section 206(a)(ii) understands that the Series 2020-1 Notes have not and will not be registered under the Securities Act, that any offers, sales or deliveries of the Series 2020-1 Notes purchased by it in the United States or to United States Persons prior to the date that is 40 days after the later of (i) the commencement of the distribution of the Series 2020-1 Notes and (ii) the Series 2020-1 Closing Date, may constitute a violation of United States law, and that distributions of principal and interest will be made in respect of such Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership or the exchange of beneficial interest in Temporary Regulation S Global Notes for beneficial interests in the 22 737897646 20654080 related Permanent Regulation S Global Notes (which in each case will itself require a certification of non-U.S. beneficial ownership), at the times and in the manner set forth in this Supplement. (VIII) The Temporary Regulation S Global Notes representing the Series 2020-1 Notes sold to each investor described in Section 206(a)(B) will bear a legend to the following effect, unless the Issuer determines otherwise consistent with Applicable Law: FOR REGULATION S BOOK-ENTRY NOTES ONLY: EACH INVESTOR PURCHASING THIS NOTE IN RELIANCE UPON REGULATION S OF THE SECURITIES ACT UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (i) THE COMMENCEMENT OF THE DISTRIBUTION OF THE NOTES AND (ii) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY GLOBAL NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES. (IX) The Issuer shall not permit, and the Indenture Trustee shall not effect, the transfer of any Series 2020-1 Notes unless such transfer complies with the terms of the foregoing legends and, in the case of a transfer (upon which the Indenture Trustee shall be entitled to conclusively and exclusively rely) (i) to an Institutional Accredited Investor (other than a Qualified Institutional Buyer), the transferee delivers a completed investment letter to the Indenture Trustee substantially in the form of Exhibit 23 737897646 20654080

H attached hereto for the Series 2020-1 Notes, or (ii) to a Person other than a Qualified Institutional Buyer or an Institutional Accredited Investor, upon delivery of an Opinion of Counsel satisfactory to the Indenture Trustee, the Issuer and the Transferor, to the effect that the transferee is taking delivery of the Series 2020-1 Notes in a transaction that is otherwise exempt from the registration requirements of the Securities Act, which counsel and opinion are satisfactory to the Indenture Trustee, the Issuer and the Transferor. (c) A document substantially in the form of Exhibit(s) B through F hereto, as appropriate, shall be completed in connection with any transfer of the Series 2020-1 Notes. The foregoing transfer restriction shall supersede the transfer restriction set forth in Section 205 of the Indenture. Section 207 Grant of Security Interest. (a) In order to secure and provide for the repayment and payment of the Series 2020-1 Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2020-1 Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or accrued): (i) the Managed Containers (including any and all substitutions therefor acquired from time to time) in the Series 2020-1 Series-Specific Container Pool and all Transferred Assets related thereto, including without limitation all Chattel Paper, all Leases and all schedules, supplements, amendments, modifications, renewals, extensions, and guarantees thereof in every case whether now owned or hereafter acquired and all amounts, rentals, proceeds and other sums of money due and to become due under the Container Related Agreements, including (in each case only to the extent related to such Managed Containers) without limitation (w) all rentals, payments and other monies, including all insurance payments and claims for losses due and to become due to the Issuer under, and all claims for damages arising out of the breach of, any Container Related Agreement; (x) the right of the Issuer to terminate, perform under, or compel performance of the terms of the Container Related Agreements; (y) any guarantee of the Container Related Agreements and (z) any rights of the Issuer in respect of any subleases or assignments permitted under the Container Related Agreements; (ii) all insurance proceeds of the Managed Containers in the Series 2020-1 Series- Specific Container and all proceeds of the voluntary or involuntary disposition of such Collateral or such proceeds; (iii) subject to the terms and conditions set forth in the Intercreditor Collateral Agreement, all Proceeds of the Managed Containers from time to time on deposit in the Collection Account; (iv) the Series 2020-1 Restricted Cash Account, the Series 2020-1 L/C Cash Account, the Series 2020-1 Revenue Reserve Account and the Series 2020-1 Series Account and all amounts and Eligible Investments, Financial Assets, Investment Property, Security Entitlements and all other instruments, assets or amounts credited to any of the foregoing or otherwise on deposit from time to time in the foregoing; (v) the Contribution and Sale Agreement, the Management Agreement and the Intercreditor Collateral Agreement, in each case, to the extent such rights relate to any Managed Container in the Series 2020-1 Series- Specific Container Pool; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (items described in clauses (i) through (vi) collectively, the “Series 2020-1 Collateral”; the Series 2020-1 Collateral shall be Series-Specific Collateral with respect to Series 2020-1 for purposes of the Indenture). The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Series 2020-1 Restricted Cash Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Cash Account and 24 737897646 20654080

the Series 2020-1 Series Account and in all proceeds thereof, and shall be the only person authorized to originate Entitlement Orders with respect thereto. (b) Upon the occurrence of an Event of Default for Series 2020-1, the Control Party for Series 2020-1 shall direct the exercise of remedies with respect to the Series 2020-1 Collateral in accordance with the terms of the Indenture and this Supplement. (c) Without limiting the foregoing Grant and notwithstanding anything to the contrary in the Indenture or in this Supplement, (i) any Managed Container in the Series 2020-1 Series-Specific Container Pool and the Related Assets sold, transferred or otherwise disposed of by the Issuer pursuant to Section 602 of this Supplement (including without limitation pursuant to Section 3.04 of the Contribution and Sale Agreement in connection with a Prepayment) shall be deemed to be automatically released from the lien of this Supplement without any action being taken by the Indenture Trustee upon receipt by the Issuer of the related price for such Managed Container and (ii) any Shared Available Funds for Series 2020-1 that are applied to a Required Payment Deficiency with respect to another Series shall be deemed to be automatically released from the lien of this Supplement. (d) Notwithstanding the foregoing Grant, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to a Sanctioned Person, and (ii) no Lease in which the lessee is a Sanctioned Person, shall, in either instance, constitute Collateral. ARTICLE III SERIES 2020-1 SERIES ACCOUNT AND ALLOCATION AND APPLICATION OF AMOUNTS THEREIN Section 301 Series 2020-1 Series Account. The Issuer shall establish on the Series 2020-1 Closing Date and maintain, so long as any Series 2020-1 Note is Outstanding, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be a non-interest bearing trust account and designated as the Series 2020-1 Series Account, which account shall be pledged to the Indenture Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the Indenture and this Supplement. All deposits of funds by, or for the benefit, of the Series 2020-1 Noteholders shall be accumulated in, and withdrawn from, the Series 2020-1 Series Account in accordance with the provisions of the Indenture and this Supplement. “The Series 2020-1 Series Account shall be a “Collateral Account” for purposes of the Intercreditor Collateral Agreement with respect to the Issuer. (a) So long as no Manager Default has occurred and is continuing, the Manager shall be permitted to require the Indenture Trustee to withdraw from amounts on deposit in the Series Account on each Payment Date, or otherwise net out from amounts otherwise required to be deposited by the Manager in the Series Account in accordance with the provisions of Section 5.1 and 5.2 of the Management Agreement, the amount of any Management Fees or Management Fee Arrearage that would otherwise be due and payable with respect to Series 2020-1 on the immediately succeeding Payment Date. 25 737897646 20654080

(b) The Sales Proceeds resulting from a sale of any Managed Container or other property constituting the Series 2020-1 Collateral made in accordance with the provisions of Section 207 of this Supplement shall be deposited directly into the Series Account and shall be distributed in accordance with the provisions of this Supplement. Section 302 Investment of Funds. Any funds on deposit in the Series 2020-1 Series Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Cash Account and the Series 2020-1 Restricted Cash Account shall be invested in accordance with the provisions of Section 302 of the Indenture. Section 303 Distributions from Series 2020-1 Series Account. On each Determination Date, the Issuer shall cause the Manager to prepare and deliver the Manager Report. The Indenture Trustee shall be entitled to conclusively and exclusively rely upon the Manager Report in making any distributions hereunder. On each Payment Date and on each other date on which any payment is to be made with respect to the Offered Notes, the Indenture Trustee, based on the Manager Report, shall distribute Series 2020-1 Available Funds as set forth below. (I) If neither an Early Amortization Event for Series 2020-1 nor an Event of Default for Series 2020-1 shall have occurred and shall then be continuing: (1) To the Indenture Trustee, an amount equal to the sum, without duplication, of (A) the Indenture Trustee Fees then due and payable for the Series 2020-1 Notes and (B) an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with a specified provision of the Indenture regarding enforcement of the obligations of the Issuer under the Indenture, so long as the aggregate amount paid pursuant to this clause (1) in any calendar year would not exceed an amount equal to $40,000; (2) To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) $5,000 per annum); (3) To the Manager, (i) an amount equal to the Management Fee then due and payable with respect to the Series 2020-1 Notes, (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2020-1 Notes, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents; (4) To the Manager, an amount equal to the product of any unreimbursed Manager Advances made with respect to the Series 2020-1 Notes in accordance with the terms of the Management Agreement; (5) To each of the following on a pro rata basis: (i) to the Transition Agent, any Transition Agent Fees then due and payable and the payment of (or reimbursement for) any out-of-pocket expenses and indemnities (amounts for indemnities not to exceed $35,000 per annum for the Series 2020-1 Notes) incurred by the Transition Agent 26 737897646 20654080 including those related to the actual transfer from the Manager to a Back-up Manager and (ii) to the Back-up Manager, any Back-up Management Fees then due and payable; (6) To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense and (ii) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) $50,000 in aggregate; (7) To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its pro rata portion of the Class A Note Interest Payment for such Payment Date; (8) To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its pro rata portion of the Class B Note Interest Payment for such Payment Date; (9) To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid Letter of Credit Fees then due and payable; (10) To the Series 2020-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2020-1 Restricted Cash Account, is equal to the Series 2020-1 Restricted Cash Amount for such Payment Date and then to each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid draws under each Letter of Credit and finally to the Series 2020-1 L/C Cash Account in reimbursement of any unreimbursed draws from such account; (11) To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class A Scheduled Principal Payment Amount for the Class A Notes on such Payment Date; (12) To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class A Supplemental Principal Payment Amount for the Class A Notes on such Payment Date; (13) To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class B Scheduled Principal Payment Amount for the Class B Notes on such Payment Date; (14) To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its pro rata portion of the Class B Supplemental Principal Payment Amount for the Class B Notes on such Payment Date; (15) If a Series 2020-1 Cash Sweep Event has occurred and is continuing, beginning on the next succeeding Payment Date, to each Holder of a Class A Note or a Class B Note on the immediately preceding Record Date, ratably based on the then- outstanding Aggregate Class A Note Principal Balance and the then-outstanding Aggregate Class B Note Principal Balance and pro rata with respect to each Class, all 27 737897646 20654080 remaining Series 2020-1 Available Funds until each of the Aggregate Class A Note Principal Balance and the Aggregate Class B Note Principal Balance is reduced to zero; (16) To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2020-1 Notes), all remaining Series 2020-1 Available Funds to be allocated to such other Series of Notes in accordance with the terms of the Series 2020-1 Supplement; (17) To each Class A Noteholder on the immediately preceding Record Date, on a pro rata basis, all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2020-1 Transaction Documents; (18) To each Class B Noteholder on the immediately preceding Record Date, on a pro rata basis, all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2020-1 Transaction Documents; (19) To each of the following on a pro rata basis: (i) to the Transition Agent, any amounts then due and payable thereto and (ii) to the Back-up Manager, any amounts then due and payable thereto, in each case in accordance with the Transaction Documents and after giving effect to the payment made pursuant to clause (5) above; (20) To the Indenture Trustee, any accrued and unpaid Indenture Trustee Fees and other amounts not paid pursuant to clause (1) above due solely to the per annum limitation set forth therein; (21) To the Director Services Provider, in the amount of any unpaid indemnification amounts owing pursuant to the Director Services Agreement; (22) To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any officer, director and other indemnity payments required to be made to the Manager; (23) To the Series Account for each Series of Notes for which the unpaid principal balance of, and accrued interest on the Notes of such Series has been paid in full but for which fees, indemnities and other amounts owing to the Noteholders of such Series, the Director Services Provider, the Manager, the Transition Agent or the Back-up Manager remain unpaid, the aggregate amount of such amount. If more than one Series shall be entitled to a distribution pursuant to this clause shall be allocated among such Series based on amounts owed; and (24) To the Issuer, any remaining Series 2020-1 Available Funds. 28 737897646 20654080

(II) If an Early Amortization Event for Series 2020-1 shall then be continuing, but no Event of Default for Series 2020-1 shall then be continuing (or an Event of Default for Series 2020-1 is continuing but the Series 2020-1 Notes have not been accelerated in accordance with the Indenture): (1) To the Indenture Trustee, an amount equal to the sum, without duplication, of (A) the Indenture Trustee Fees then due and payable for the Series 2020-1 Notes and (B) an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with a specified provision of the Indenture regarding enforcement of the obligations of the Issuer under the Indenture, so long as the aggregate amount paid pursuant to this clause (1) in any calendar year would not exceed an amount equal to $40,000; (2) To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) $5,000 per annum); (3) To the Manager, (i) an amount equal to the Management Fee then due and payable with respect to the Series 2020-1 Notes, (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2020-1 Notes, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents; (4) To the Manager, an amount equal to the product of any unreimbursed Manager Advances made with respect to the Series 2020-1 Notes in accordance with the terms of the Management Agreement; (5) To each of the following on a pro rata basis: (i) to the Transition Agent, any Transition Agent Fees then due and payable and the payment of (or reimbursement for) any out-of-pocket expenses and indemnities (amounts for indemnities not to exceed $35,000 per annum for the Series 2020-1 Notes) incurred by the Transition Agent including those related to the actual transfer from the Manager to a Back-up Manager and (ii) to the Back-up Manager, any Back-up Management Fees then due and payable; (6) To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense and (ii) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) $50,000 in aggregate; (7) To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its pro rata portion of the Class A Note Interest Payment for such Payment Date; 29 737897646 20654080

(8) To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its pro rata portion of the Class B Note Interest Payment for such Payment Date; (9) To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid Letter of Credit Fees then due and payable; (10) To the Series 2020-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2020-1 Restricted Cash Account, is equal to the Series 2020-1 Restricted Cash Amount for such Payment Date and then to each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid draws under each Letter of Credit and finally to the Series 2020-1 L/C Cash Account in reimbursement of any unreimbursed draws from such account; (11) To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, all remaining Series 2020-1 Available Funds until the Aggregate Class A Note Principal Balance is reduced to zero; (12) To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, all remaining Series 2020-1 Available Funds until the Aggregate Class B Note Principal Balance is reduced to zero; (13) To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2020-1 Transaction Documents; (14) To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2020-1 Transaction Documents; (15) To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2020-1 Notes), all remaining Series 2020-1 Available Funds to be allocated to such other Series of Notes in accordance with the terms of the Series 2020-1 Supplement; (16) To each of the following on a pro rata basis: (i) to the Transition Agent, any amounts then due and payable thereto and (ii) to the Back-up Manager, any amounts then due and payable thereto, in each case in accordance with the Transaction Documents and after giving effect to the payment made pursuant to clause (5) above; (17) To the Indenture Trustee, any accrued and unpaid Indenture Trustee Fees and other amounts not paid pursuant to clause (1) above due solely to the per annum limitation set forth therein; (18) To the Director Services Provider, in the amount of any unpaid indemnification amounts owing pursuant to the Director Services Agreement; 30 737897646 20654080

(19) To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any officer, director and other indemnity payments required to be made to the Manager; (20) To the Series Account for each Series of Notes for which the unpaid principal balance of, and accrued interest on the Notes of such Series has been paid in full but for which fees, indemnities and other amounts owing to the Noteholders of such Series, the Director Services Provider, the Manager, the Transition Agent or the Back-up Manager remain unpaid, the aggregate amount of such amount. If more than one Series shall be entitled to a distribution pursuant to this clause shall be allocated among such Series based on amounts owed; and (21) To the Issuer, any remaining Series 2020-1 Available Funds. (III) If an Event of Default for Series 2020-1 shall have occurred and then be continuing and the Series 2020-1 Notes have been accelerated in accordance with the Indenture and such consequence shall not have been rescinded or annulled: (1) To the Indenture Trustee, an amount equal to the sum, without duplication of (A) the Indenture Trustee Fees then due and payable for the Series 2020-1 Notes and (B) an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with a specified provision of the Indenture regarding enforcement of the obligations of the Issuer under the Indenture; (2) To the Director Services Provider in the amount of any unpaid fees (to the extent not previously paid) owing pursuant to the Director Services Agreement (not to exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) $5,000 per annum); (3) To the Manager, (i) an amount equal to the Management Fee then due and payable with respect to the Series 2020-1 Notes, (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2020-1 Notes, and (iii) any Excess Deposit then due and payable, but in each case only to the extent not previously withheld by the Manager in accordance with the terms of the Transaction Documents; (4) To the Manager, an amount equal to the product of any unreimbursed Manager Advances made with respect to the Series 2020-1 Notes in accordance with the terms of the Management Agreement; (5) To each of the following on a pro rata basis: (i) to the Transition Agent, any Transition Agent Fees then due and payable and the payment of (or reimbursement for) any out-of-pocket expenses and indemnities incurred by the Transition Agent including those related to the actual transfer from the Manager to a Back-up Manager and (ii) to the Back-up Manager, any Back-up Management Fees then due and payable; 31 737897646 20654080

(6) To the Persons entitled thereto: (i) any auditing, accounting and related fees then due and payable which are classified as an Issuer Expense and (ii) any other Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (6) in any calendar year would not exceed an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) $100,000; (7) To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its pro rata portion of the Class A Note Interest Payment for such Payment Date; (8) To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its pro rata portion of the Class B Note Interest Payment for such Payment Date; (9) To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid Letter of Credit Fees then due and payable; (10) To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, all remaining Series 2020-1 Available Funds until the Aggregate Class A Note Principal Balance is reduced to zero; (11) To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, all remaining Series 2020-1 Available Funds until the Aggregate Class B Note Principal Balance is reduced to zero; (12) To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2020-1 Transaction Documents; (13) To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, all indemnities, costs (including increased costs and capital adequacy charges), expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2020-1 Transaction Documents; (14) To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid draws under each Letter of Credit; (15) To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2020-1 Notes), all remaining Series 2020-1 Available Funds to be allocated to such other Series of Notes in accordance with the methodology described in the Series 2020-1 Supplement; (16) To the Director Services Provider, in the amount of any unpaid indemnification amounts owing pursuant to the Director Services Agreement; (17) To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the 32 737897646 20654080

amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Series 2020-1 Asset Allocation Percentage and (ii) the amount of any officer, director and other indemnity payments required to be made to the Manager; (18) To the Series Account for each Series of Notes for which the unpaid principal balance of, and accrued interest on the Notes of such Series has been paid in full but for which fees, indemnities and other amounts owing to the Noteholders of such Series, the Director Services Provider, the Manager, the Transition Agent or the Back-up Manager remain unpaid, the aggregate amount of such amount. If more than one Series shall be entitled to a distribution pursuant to this clause shall be allocated among such Series used or amounts owed; and (19) To the Issuer, any remaining Series 2020-1 Available Funds. Any amounts payable to a Series 2020-1 Noteholder pursuant to this Section 303 shall be made by wire transfer of immediately available funds to the account that such Series 2020-1 Noteholder has designated to the Indenture Trustee in writing at least five Business Days prior to the applicable Payment Date. Any amounts payable by the Issuer hereunder are contingent upon the availability of funds to make such payment in accordance with the provisions of this Section 303. Section 304 Series 2020-1 Restricted Cash Account. (a) The Issuer shall establish on or prior to the Series 2020-1 Closing Date, and shall thereafter maintain so long as any Series 2020-1 Note remains Outstanding, an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be a non-interest bearing trust account and designated as the Series 2020-1 Restricted Cash Account, which account shall be held by the Indenture Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the terms of this Supplement. On the Series 2020-1 Closing Date, the Issuer will deposit (or cause to be deposited) into the Series 2020-1 Restricted Cash Account an amount equal to the Issuance Date Restricted Cash Amount, and amounts thereafter shall be deposited in the Series 2020-1 Restricted Cash Account in accordance with Section 303 of this Supplement. The Series 2020-1 Restricted Cash Account shall only be relocated to another financial institution in accordance with the express provisions of Section 302(c) of the Indenture. Any and all monies on deposit in the Series 2020-1 Restricted Cash Account shall be invested in Eligible Investments in accordance with Section 303 of the Indenture and shall be distributed in accordance with this Section 304. (b) On each Determination Date, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Control Party), withdraw from the Series 2020-1 Restricted Cash Account and deposit into the Series 2020-1 Series Account an amount equal to the Permitted Payment Date Withdrawal (determined after giving effect to all other deposits to the Series 2020-1 Series Account (other than funds transferred from the Series 2020-1 Restricted Cash Account)) on or prior to such Determination Date. Amounts transferred to the Series 2020-1 Series Account pursuant to the provisions of this Section 304(b) may only be used to pay amounts specified in the definition of “Permitted Payment Date Withdrawal”. If amounts on deposit in the Series 2020-1 Restricted Cash Account, together with Letter of Credit Drawings and amounts on 33 737897646 20654080 deposit in the L/C Cash Account, are insufficient to fully fund the Permitted Payment Date Withdrawal, such amounts will be paid to the Class A Noteholders and the Class B Noteholders in the same priority as the priority of payments from the Series 2020-1 Series Account. (c) On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Control Party), deposit in the Series 2020-1 Series Account for distribution in accordance with the terms of this Supplement the excess, if any, of (i) the amounts then on deposit in the Series 2020-1 Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date), over (ii) an amount equal to the Series 2020-1 Restricted Cash Amount for such Payment Date. On the Series 2020-1 Legal Final Maturity Date or, at the direction of the Control Party upon the occurrence of an Event of Default, any remaining funds in the Series 2020-1 Restricted Cash Account will be deposited in the Series 2020-1 Series Account and be distributed in accordance with Section 303 of this Supplement. (d) If on any Payment Date the aggregate amount of cash and Eligible Investments then on deposit in the Series 2020-1 Restricted Cash Account is equal to, or greater than, the Aggregate Series 2020-1 Note Principal Balance (determined after giving effect to (A) if neither Early Amortization Event for Series 2020-1 or Event of Default for Series 2020-1 has occurred, the priority of payments set forth in clauses (1) – (15) of Part (I) of Section 303 paid on such date; or (B) if an Early Amortization Event for Series 2020-1 is then continuing but no Event of Default for Series 2020-1 is then continuing (or an Event of Default for Series 2020- 1 is continuing but the Series 2020-1 Notes have not been accelerated), the priority of payments set forth in clauses (1) – (12) of Part (II) of Section 303 paid on such date), the Indenture Trustee shall, in accordance with the Manager Report, make part of Series 2020-1 Available Funds all amounts in the Restricted Cash Account and prepay in full on such Payment Date the then unpaid principal balance of, and accrued interest on, all Series 2020-1 Notes. Section 305 Letters of Credit (a) The Issuer shall have the option to satisfy all or a portion of the Series 2020-1 Restricted Cash Amount by the delivery to the Indenture Trustee of an Eligible Letter of Credit from an Eligible Bank. Such Eligible Letter of Credit shall have aggregate available drawing amounts (together with any amounts on deposit in the L/C Cash Account) equal to the portion of the Series 2020-1 Restricted Cash Amount not held in the Series 2020-1 Restricted Cash Account. To the extent any portion of the Series 2020-1 Restricted Cash Amount is in the form of cash and Eligible Investments on deposit in the Series 2020-1 Restricted Cash Account, such cash and Eligible Investments will be drawn upon before any draw is made on a Letter of Credit. The Indenture Trustee shall be the beneficiary of such Letter of Credit. (b) On each Determination Date, the Indenture Trustee shall, based on the Manager Report delivered on such Determination Date, submit a drawing request on the Letter(s) of Credit in an amount equal to the lesser of (each such draw, a “Letter of Credit Drawing”): (x) the Series 2020-1 Aggregate Available Amount on such Letter(s) of Credit; and 34 737897646 20654080

(y) an amount equal to the excess of (x) the Permitted Payment Date Withdrawals for Series 2020-1 for the related Payment Date, over (y) any amounts drawn from the Series 2020-1 Restricted Cash Account or the Series 2020-1 L/C Cash Account on such Determination Date to satisfy such Permitted Payment Date Withdrawals for Series 2020-1 in accordance with the terms of this Supplement. (c) The Indenture Trustee shall receive Letter of Credit Drawings in trust for the benefit of the Noteholders and upon receipt thereof shall immediately deposit such Letter of Credit Drawings into the Series 2020-1 Series Account to satisfy the applicable portion of amounts specified in the definition of “Permitted Payment Date Withdrawal”. The making of a Letter of Credit Drawing does not relieve the Issuer of any obligation under any Note, this Indenture or any other Basic Document. (d) If, at any time while an Eligible Letter of Credit is being used to satisfy all or a portion of the Series 2020-1 Restricted Cash Amount, the related Letter of Credit Bank shall cease to be an Eligible Bank, the Issuer shall (x) replace such Letter of Credit with a substitute Eligible Letter of Credit or (y) cause the Indenture Trustee to submit to the then existing Letter of Credit Bank a completed drawing request for the remaining Available Drawing Amount under such Letter of Credit. Any amounts received by the Indenture Trustee as the result of any such drawing shall be deposited into the L/C Cash Account established pursuant to Section 306 for payment of amounts specified in the definition of “Permitted Payment Date Withdrawal” as otherwise specified in this Supplement. Upon receipt by the Indenture Trustee of a replacement Eligible Letter of Credit in accordance with the provisions of this Section 305(d), the Indenture Trustee shall surrender the original of the replaced Letter of Credit to the issuer thereof, upon written request of the Manager. (e) If, at any time while an Eligible Letter of Credit is being used to satisfy all or a portion of the Series 2020-1 Restricted Cash Amount, the related Letter of Credit Bank shall have provided notice to the Indenture Trustee that such Letter of Credit shall not be renewed upon the expiration thereof, then the Indenture Trustee shall provide prompt written notice of same to the Manager and the Issuer and the Issuer shall (unless the Control Party shall otherwise consent) not less than ten (10) Business Days prior to the date on which the Letter of Credit shall expire, (x) replace the then existing Letter of Credit with a substitute Eligible Letter of Credit, or (y) cause the Indenture Trustee to submit to the then existing Letter of Credit Bank a completed drawing request for the remaining Available Drawing Amount under such Letter of Credit. Any amounts received by the Indenture Trustee as the result of any such drawing shall be deposited into the L/C Cash Account established pursuant to Section 306 for payment of amounts specified in the definition of “Permitted Payment Date Withdrawal” as otherwise specified in this Supplement. Upon receipt by the Indenture Trustee of a replacement Eligible Letter of Credit in accordance with the provisions of this Section 305(d), the Indenture Trustee shall surrender the original of the replaced Letter of Credit to the issuer thereof, upon written request of the Manager. Section 306 Series 2020-1 L/C Cash Account. (a) The Issuer shall establish on or prior to the Series 2020-1 Closing Date an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be a non- 35 737897646 20654080 interest bearing trust account and designated as the Series 2020-1 L/C Cash Account, which account shall be held by the Indenture Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the terms of this Supplement. Any Letter of Credit Drawings referred to in clauses (d) and (e) of Section 305 shall be deposited into the Series 2020-1 L/C Cash Account. On each Determination Date, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Control Party), withdraw from the Series 2020-1 L/C Cash Account and deposit into the Series 2020-1 Series Account an amount equal to the Permitted Payment Date Withdrawal (determined after giving effect to all other deposits to the Series 2020-1 Series Account (including funds transferred from the Series 2020-1 Restricted Cash Account and amounts available from any Letter of Credit Drawings) on or prior to such Determination Date. Amounts transferred to the Series 2020-1 Series Account pursuant to the provisions of this Section 304(b) may only be used to pay amounts specified in the definition of “Permitted Payment Date Withdrawal”. Section 307 Series 2020-1 Revenue Reserve Account. The Issuer shall establish on or prior to the Series 2020-1 Closing Date an Eligible Account in the name of the Issuer with the Indenture Trustee which shall be a non-interest bearing trust account and designated as the Series 2020-1 Revenue Reserve Account, which account shall be held by the Indenture Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the terms of this Supplement. On the Series 2020-1 Closing Date, the Issuer will deposit (or cause to be deposited) into the Series 2020-1 Revenue Reserve Account an amount equal to the Series 2020-1 Revenue Reserve Deposit Amount. The Series 2020-1 Revenue Reserve Account shall only be relocated to another financial institution in accordance with the express provisions of Section 302(c) of the Indenture. On each of the first three Determination Dates following the Series 2020-1 Closing Date, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Control Party), withdraw from the Revenue Reserve Account and deposit in the Series 2020-1 Series Account funds in an amount equal to the Series 2020-1 Revenue Reserve Release Amount. Section 308 Allocation of Shared Available Funds. (a) All Shared Available Funds for Series 2020-1 that are available for distribution to other Series of Notes in accordance with the provisions of Section 303 shall be allocated by the Manager to all Series of Notes then Outstanding (other than the Series 2020-1 Notes) that have a Required Payment Deficiency on such Determination Date. Allocations shall be made to each such Series having a Required Payment Deficiency in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full: i. to each Series that has not paid in full the Indenture Trustee Fees payable by, or allocable to, such Series, the amount of such unpaid Indenture Trustee Fees or equivalent amounts paid to the Indenture Trustee (subject to any dollar limitation for any particular Series set forth in the Supplement for such Series); ii. to each Series that has not paid in full the fees of the Director Services Provider payable by, or allocation to, such Series, the amount of such unpaid fees (subject to a dollar 36 737897646 20654080 limitation of five thousand dollars ($5,000) in any calendar year in the aggregate for all Series); iii. to each Series that has not paid in full the Excess Deposits, Management Fee and Management Fee Arrearages payable by, or allocable to, such Series, the amount of such unpaid Excess Deposits, Management Fee and Management Fee Arrearages; iv. to each Series that has not paid in full the Manager Advances payable by, or allocable to, such Series, the amount of such unpaid Manager Advances; v. to each Series that has not paid in full the Transition Agent Fees and Back-up Management Fees payable by, or allocable to, such Series, the amount of such unpaid Transition Agent Fees and Back-up Management Fees; vi. to each Series that has not paid in full the Issuer Expenses payable by, or allocable to, such Series, the amount of such unpaid Issuer Expenses; vii. to each Series that has not paid in full all interest payments payable with respect to the Senior Notes of such Series and all commitment fees payable with respect to the Senior Notes of such Series, the amount of such unpaid interest payments and commitment fees; viii. to each Series that has not paid in full all interest payments payable with respect to the Subordinated Notes of such Series and all commitment fees payable with respect to the Subordinated Notes of such Series, the amount of such unpaid interest payments and commitment fees ix. To each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid Letter of Credit Fees then due and payable; x. To each Series, an amount sufficient so that the total amount on deposit in the applicable Restricted Cash Account, is equal to the Restricted Cash Amount for such Payment Date and then to each Letter of Credit Bank, on a pro rata basis (based on amounts owed), in reimbursement of unpaid draws under each Letter of Credit and finally to the applicable Series L/C Cash Account in reimbursement of any unreimbursed draws from such account; 37 737897646 20654080

xi. to each Series that has not paid in full all Scheduled Principal Payment Amounts for the Senior Notes of such Series, the amount of such unpaid Scheduled Principal Payment Amounts; xii. to each Series (A) that has not paid in full all Supplemental Principal Payment Amounts for the Senior Notes of such Series, the amount of such unpaid Supplemental Principal Payment Amounts and (B) for which an Early Amortization Event has occurred and is then continuing, all remaining amounts until the aggregate unpaid principal balance for the Senior Notes of such Series is reduced to zero; xiii. to each Series that has not paid in full all Scheduled Principal Payment Amounts for the Subordinated Notes of such Series, the amount of such unpaid Scheduled Principal Payment Amounts; xiv. to each Series that has not paid in full all Supplemental Principal Payment Amounts for the Subordinated Notes of such Series, the amount of such unpaid Supplemental Principal Payment Amounts; xv. to each of the following on a pro rata basis: (i) to the Transition Agent, any amounts then due and payable thereof and (ii) to the Back-up Manager, any amounts then due and payable thereto; xvi. to the Indenture Trustee, any amounts then due and payable to the Indenture Trustee; xvii. to the Director Services Provider in the amount of any unpaid indemnification amounts then due and payable pursuant to the Director Services Agreement; xviii. (i) amount of indemnity payments, payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) the amount of officer, director and other indemnity payments required to be made to the Manager; and xix. to each Series of Notes that has not been paid in full, all other amounts owing to the Noteholders of such Series. If more than one Series shall be entitled to a distribution pursuant to a particular priority set forth in Section 308(a), funds shall be allocated among each such entitled Series on a pro rata basis based on the relative amount owing to each such Series pursuant to such payment priority. (b) All Shared Available Funds remaining after the payments set forth in Section 308(a) have been paid, shall be used to pay, for each Series for which the unpaid 38 737897646 20654080 principal balance of, and accrued interest on, the Notes of such Series have been paid in full but for which fees, indemnities and other amounts owing to any Person, the aggregate amount of such unpaid fees, indemnities and other amounts. If more than one Series are entitled to such payments, then such payments shall be allocated among such Series on a pro rata basis based on the amounts owing. ARTICLE IV SERIES 2020-1 EARLY AMORTIZATION EVENTS, DEFAULTS AND CASH SWEEP EVENTS Section 401 Series 2020-1 Early Amortization Events. As of any date of determination, the existence of any one of the following events or conditions shall constitute an Early Amortization Event for the Series 2020-1 Notes (each, a “Series 2020-1 Early Amortization Event”): (1) as of the end of any fiscal quarter, commencing with the fiscal quarter ending on September 30, 2021, the Series 2020-1 EBIT to Series 2020-1 Cash Interest Expense Ratio is less than 1.1 to 1.0; and (2) on any Payment Date a Series 2020-1 Asset Base Deficiency shall have occurred, and shall have remained unremedied for a period of thirty (30) consecutive days without having been cured; If a Series 2020-1 Early Amortization Event occurs, such condition shall be deemed cured if it does not exist on any subsequent Payment Date; provided that if a Series 2020-1 Early Amortization Event described in clause (2) has occurred and has existed for twenty-four (24) consecutive Payment Dates, such Series 2020-1 Early Amortization Event shall not be deemed cured on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if a Series 2020-1 Early Amortization Event exists on any Payment Date, then such Series 2020-1 Early Amortization Event shall be deemed to continue until the Business Day on which the Control Party for the Series 2020-1 Notes waives, in writing, such Series 2020-1 Early Amortization Event. The Indenture Trustee shall promptly provide notice of any such waiver received by it to the Rating Agency for the Series 2020-1 Notes. The existence of a Series 2020-1 Early Amortization Event will determine the method in which cash flows will be allocated and distributed from the Series 2020-1 Series Account. The occurrence of a Series 2020-1 Early Amortization Event will not in and of itself result in the occurrence of a Series Specific Early Amortization Event for any other Series. If a Series 2020-1 Early Amortization Event shall have occurred and then be continuing, the Indenture Trustee shall have in addition to the rights provided in the Transaction Documents, all rights and remedies provided under all applicable laws. Section 402 Series 2020-1 Events of Default. As of any date of determination, the existence of any one of the following events or conditions shall constitute an Event of Default for the Series 2020-1 Notes (each, a “Series 2020-1 Event of Default”), whether it shall be voluntary 39 737897646 20654080 or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority): (1) a default in the payment of any interest on any Note of Series 2020-1 then Outstanding when the same becomes due and payable, and such default continues for a period of five (5) Business Days or more; (2) a default in the payment of principal of, and any other amounts owing on, any Series 2020-1 Note on the related Legal Final Maturity Date; (3) a default in the performance or breach, in any material respect, by the Issuer of any of its covenants or agreements made in the Indenture (other than a covenant or agreement a breach of which or default in the performance of which is specifically dealt with elsewhere in this Section 402), which materially and adversely affects the rights of the Series 2020-1 Noteholders, and such failure shall continue unremedied for a period of sixty (60) days (or for such longer period not in excess of ninety (90) days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy within ninety (90) days) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Series 2020-1 Noteholders evidencing at least twenty-five percent (25%) of the Aggregate Series 2020-1 Note Principal Balance then Outstanding a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; (4) any representation or warranty of the Issuer made in the Indenture or this Supplement proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the Series 2020- 1 Noteholders, and which failure continues unremedied for a period of sixty (60) days (or for such longer period not in excess of ninety (90) days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy within ninety (90) days) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Series 2020-1 Noteholders evidencing at least twenty-five percent (25%) of the Aggregate Series 2020-1 Note Principal Balance then Outstanding a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or (5) a Bankruptcy Event with respect to the Issuer; provided, however, that (A) if any delay or failure of performance referred to in clause (1) above shall have been caused by force majeure or other similar occurrence, the five (5) Business Day grace period referred to in such clause (a) shall be extended for an additional sixty (60) calendar days, (B) if any delay or failure of performance referred to in clause (2) above shall have been caused by force majeure or other similar occurrence, such failure or delay shall not constitute a Series 2020-1 Event of Default for an additional sixty (60) calendar days, (C) if any 40 737897646 20654080 delay or failure of performance referred to in clause (3) above shall have been caused by force majeure or other similar occurrence, the sixty (60) day grace period referred to in such clause (3) shall be extended for an additional sixty (60) calendar days and (D) if any delay or failure of performance referred to in clause (4) above shall have been caused by force majeure or other similar occurrence, the sixty (60) day grace period referred to in such clause (4) shall be extended for an additional sixty (60) calendar days. The rights of the Series 2020-1 Noteholders and other parties following the occurrence of an Event of Default are set forth in Article VIII of the Indenture. Upon the occurrence of a Series 2020-1 Event of Default of the type described in paragraph (5) of this Section 402 hereof, the unpaid principal balance of, and accrued interest on, all Series 2020-1 Notes, together with all other amounts then due and owing to the Series 2020-1 Noteholders, shall become immediately due and payable without further action by any Person, subject to the provisions of Article VIII of the Indenture. Upon the occurrence of any other Series 2020-1 Event of Default, the maturity of the Series 2020-1 Notes may be accelerated at the direction of the Control Party pursuant to Article VIII of the Indenture. The existence of a Series 2020-1 Event of Default will determine the method in which cash flows will be allocated and distributed from the Series 2020-1 Series Account. The occurrence of a Series 2020-1 Event of Default will not in and of itself result in the occurrence of a Series Specific Event of Default for any other Series. Section 403 Series 2020-1 Manager Default and Series 2020-1 Back-up Manager Events. (a) As of any date of determination, the existence of any one of the following events or conditions shall constitute a Manager Default for the Series 2020-1 Notes (each, a “Series 2020-1 Manager Default”): (1) any failure by the Manager to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Series 2020-1 Noteholders, which failure continues unremedied for ten Business Days after discovery thereof by a Responsible Officer of the Manager or receipt by the Manager of written notice thereof from the Indenture Trustee or the Control Party; (2) any failure by the Manager to duly observe or perform in any material respect any other of its covenants or agreements in the Management Agreement, which failure materially and adversely affects the rights of the Series 2020-1 Noteholders, and which continues unremedied for 60 days or, in the case of a failure by the Manager to deliver a Manager Report or Asset Base Certificate when due under the Management Agreement, 30 days, after discovery thereof by a Responsible Officer of the Manager or receipt by the Manager of written notice thereof from the Indenture Trustee or the Control Party; (3) any representation or warranty of the Manager made in the Management Agreement proves to have been incorrect in any material respect 41 737897646 20654080 when made, which failure materially and adversely affects the rights of the Series 2020-1 Noteholders, and which failure continues unremedied for 60 days after discovery thereof by a Responsible Officer of the Manager or receipt by the Manager of written notice thereof from the Indenture Trustee or the Control Party (it being understood that any repurchase of a Managed Container in the Series 2020-1 Series-Specific Container Pool by Seller pursuant to the Contribution and Sale Agreement or by the Manager pursuant to the Management Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Managed Container); (4) the Funded Debt Ratio as of the end of any fiscal quarter shall exceed the greater of (x) 4.25 to 1.00 and (y) the corresponding such ratio set forth in the TCIL Credit Agreement following an amendment thereof after the date of this Supplement; (5) the sum of (a) Consolidated Tangible Net Worth plus (b) the Manager’s Investments in Unrestricted Subsidiaries (excluding Manager’s direct or indirect Investments in the TAL Group) (calculated as set forth in the definition of “Restricted Investments”) shall be less than the lesser of (x) $855,000,000 and (y) the corresponding such amount set forth in the TCIL Credit Agreement following an amendment thereof after the date of this Supplement; or (6) the Manager suffers a Bankruptcy Event; provided, however, that (x) the grace periods referred to under clauses (1), (2) or (3) above shall be extended for a period of 120 days if such breach or failure was caused by a force majeure or other similar occurrence and (y) if a Series 2020-1 Manager Default described in either of clauses (4) or (5) occurs, such condition shall be deemed cured if a subsequently delivered Manager Report indicates that such condition does not exist on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if a Series 2020-1 Manager Default exists on any Payment Date, then such Series 2020-1 Manager Default shall be deemed to continue until the Business Day on which the Control Party waives, in writing, such Series 2020-1 Manager Default. The Indenture Trustee shall promptly provide notice of any such waiver received by it of a Series 2020-1 Manager Default to each Rating Agency for the Series 2020-1 Notes. The occurrence of a Series 2020-1 Manager Default will not in and of itself result in the occurrence of a Series Specific Manager Default for any other Series. The rights of the Series 2020-1 Noteholders and other parties following the occurrence of a Manager Default are set forth in Section 10 of the Management Agreement. (b) As of any date of determination, a Back-up Manager Event with respect to the Series 2020-1 Notes (a “Series 2020-1 Back-up Manager Event”) shall be deemed to have occurred if the Funded Debt Ratio as of the end of any fiscal quarter shall exceed the greater of (x) 4.00 to 1.00. and (y) the difference between the Funded Debt Ratio, which, if exceeded, would cause a Manager Default as of such date, and 0.50%. 42 737897646 20654080

Section 404 Series 2020-1 Cash Sweep Events. (a) As of any date of determination, the existence of any one of the following events or conditions shall constitute a “Series 2020-1 Cash Sweep Event”: (1) as of any Payment Date, the Weighted Average Age of the Managed Containers in the Series 2020-1 Series-Specific Container Pool, as indicated on the Manager Report relating to such Payment Date, shall be greater than ten (10) years; and (2) the principal balance of the Series 2020-1 Notes is not paid in full on or before the Series 2020-1 Cash Sweep Trigger Date. If a Series 2020-1 Cash Sweep Event described in clause (1) occurs, such condition shall be deemed cured if it does not exist on any subsequent Payment Date. Except as set forth in the immediately preceding sentence, if a Series 2020-1 Cash Sweep Event exists on any Payment Date, then such Series 2020-1 Cash Sweep Event shall be deemed to continue until the Business Day on which the Control Party for the Series 2020-1 Notes waives, in writing, such Series 2020-1 Cash Sweep Event. The Indenture Trustee shall promptly provide notice of any such waiver received by it to the Rating Agency for the Series 2020-1 Notes. The existence of a Series 2020-1 Cash Sweep Event will affect the method in which cash flows will be distributed from the Series 2020-1 Series Account to the Holders of the Class A Notes and the Class B Notes in respect of principal. ARTICLE V REPRESENTATIONS AND WARRANTIES To induce the Series 2020-1 Noteholders to purchase the Series 2020-1 Notes hereunder, the Issuer hereby represents and warrants as of the Series 2020-1 Closing Date to the Indenture Trustee for the benefit of the Series 2020-1 Noteholders that: Section 501 Existence. The Issuer is a limited liability company duly organized, validly existing and in compliance under the laws of Delaware. The Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would reasonably be expected to have a material adverse effect upon the Issuer, and has all licenses, permits, charters and registrations the failure to hold which would reasonably be expected to have a material adverse effect on the Issuer. Section 502 Authorization. The Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 2020-1 Transaction Documents to which it is a party; the Issuer is duly authorized to borrow monies hereunder and under the Indenture; and the Issuer is and will continue to be authorized to perform its obligations under the Indenture, this Supplement and the other Series 2020-1 Transaction Documents. The execution, delivery and performance by the Issuer of this Supplement and the other Series 2020-1 Transaction Documents to which it is a party and the borrowings hereunder do not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already 43 737897646 20654080 been obtained other than any such consent or approval the failure to obtain which would not reasonably be expected to have a material adverse effect on the Issuer. Section 503 No Conflict; Legal Compliance. The execution, delivery and performance of this Supplement and each of the other Series 2020-1 Transaction Documents by the Issuer and the execution, delivery and payment of the Series 2020-1 Notes will not: (a) contravene any provision of the Issuer’s charter documents, by-laws or other organizational documents; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, this Supplement, the other Series 2020-1 Transaction Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which the Issuer is a party or by which the Issuer, or its property and assets may be bound or affected, other than any such contravention, conflict, violation, breach or default that would not reasonably be expected to have a material adverse effect on the Issuer. Section 504 Validity and Binding Effect. This Supplement is, and each Series 2020-1 Transaction Document to which the Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies. Section 505 Other Regulations. The Issuer will be relying on an exemption or exclusion from the definition of “investment company” under the Investment Company Act contained in Section 3(a)(1), although there may be additional exemptions or exclusions available to the Issuer. The Issuer is not relying on the exemptions set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. Section 506 Solvency and Separateness. (i) The capital of the Issuer is adequate for the business and undertakings of the Issuer. (ii) Other than with respect to the transactions contemplated hereby, and by the other Series 2020-1 Transaction Documents and the Transaction Documents, the Issuer is not engaged in any business transactions with the Manager except as permitted by the Management Agreement or with the Seller except as permitted by the Contribution and Sale Agreement. (iii) At all times, at least one (1) manager of the Issuer shall qualify as an Independent Manager (as defined in the Issuer’s limited liability company agreement). (iv) The Issuer’s funds and assets are not, and will not be, commingled with those of the Manager, except as permitted by the Management Agreement. 44 737897646 20654080

(v) The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2020-1 Transaction Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation Proceedings or the appointment of a receiver, liquidator, bankruptcy trustee or similar official in respect of the Issuer or any of its assets. Section 507 Survival of Representations and Warranties. So long as any of the Series 2020-1 Notes shall be Outstanding and until payment and performance in full of the Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made. Section 508 No Default. No Series 2020-1 Event of Default or Series 2020-1 Early Amortization Event has occurred and is continuing. Section 509 Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer the results of which will materially and adversely interfere with the consummation of any of the transactions contemplated by the Indenture, this Supplement or any document issued or delivered in connection therewith or herewith. Section 510 Title; Liens. The Issuer has good, legal and marketable title to each of the Managed Containers, and none of such assets is subject to any Lien, except for Permitted Encumbrances and the Liens created or permitted pursuant to the Indenture. Section 511 Subsidiaries. The Issuer has no subsidiaries. Section 512 Ownership of the Issuer. On the Series 2020-1 Closing Date, all of the issued and outstanding membership interests of the Issuer are owned by TCIL. Section 513 Security Interest Representations. (a) This Supplement and the Indenture create a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders, which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such as against creditors of and purchasers from the Issuer. (b) The Containers constitute “goods” within the meaning of the applicable UCC. The Leases constitute “tangible chattel paper” within the meaning of the UCC. The lease receivables constitute “accounts” or “proceeds” of the Leases within the meaning of the UCC. The Series 2020-1 Restricted Cash Account, the Series 2020-1 Revenue Reserve Account, the Series 2020-1 L/C Cash Account and the Series 2020-1 Series Account constitute “securities accounts” within the meaning of the UCC. The Issuer’s contractual rights under the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC. 45 737897646 20654080

(c) The Issuer has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Indenture Trustee in this Supplement and the Indenture and such security interest constitutes a perfected security interest in favor of the Indenture Trustee. All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement substantially to the following effect: “A purchase or acquisition of a security interest in any collateral described in this financing statement will violate the rights of the Secured Party.” (d) Other than the security interest granted to the Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Managed Containers, except as permitted pursuant to the Indenture. The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Supplement or the Indenture or (ii) that has been terminated. The Issuer has no actual knowledge of any judgment or tax lien filings against the Issuer. The representations and warranties set forth in Section 513 shall survive until this Supplement is terminated in accordance with its terms and the terms of the Indenture. Section 514 United States Federal Income Tax Election. The Issuer has not made an election to be classified as an association taxable as a corporation pursuant to Section 301.7701-3 of the United States Treasury Regulations. ARTICLE VI COVENANTS For so long as any Outstanding Obligations with respect to Series 2020-1 have not been paid or performed, the Issuer shall observe each of the following covenants: Section 601 Protection of Series 2020-1 Collateral. The Issuer will from time to time execute (if applicable) and deliver all financing statements, all amendments thereto and continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, take such other action necessary or advisable to: (a) maintain or preserve the Lien of the Indenture (and the priority thereof) including executing and filing such documents as may be required under any international convention for the perfection of interests in Managed Containers in the Series 2020-1 Series Specific Container Pool that may be adopted subsequent to the date of this Supplement; (b) perfect, publish notice of, and protect the validity of the security interest in the Series 2020-1 Collateral created pursuant to the Indenture; (c) enforce any of the items of the Series 2020-1 Collateral; and 46 737897646 20654080

(d) preserve and defend its right, title and interest to the Series 2020-1 Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Series 2020-1 Noteholders or any Person claiming through the Series 2020-1 Noteholders). Section 602 Negative Covenants. The Issuer will not, without the prior written consent of the Control Party: (a) at any time sell, transfer, exchange or otherwise dispose of any of the Series 2020-1 Collateral, except as follows: (i) in connection with a sale, conveyance or transfer pursuant to the provisions of Section 608 or Section 816 of the Indenture; or (ii) in connection with a substitution or repurchase of Managed Containers as permitted or required in accordance with the terms of the Contribution and Sale Agreement; or (iii) sales of Managed Containers (including any such sales resulting from the sell/repair decision of the Manager) to unaffiliated third parties, and to the extent that such sales are on terms and conditions that would be obtained in an ordinary course, arms-length transaction, to Affiliates regardless of the sales proceeds realized from such sales so long as a Series 2020-1 Asset Base Deficiency is not then continuing or would result from such sale of Managed Containers after giving effect to the application of the proceeds of such sales; provided, however, that if a Series 2020-1 Early Amortization Event has occurred and is continuing or would result from any such sale (after giving effect to the application of the proceeds thereof), no such sale may be made to an Affiliate under this clause (iii) unless the net proceeds from such sale are greater than or equal to the Adjusted Net Book Value of the Managed Containers being sold; (iv) any other sales of Managed Containers that are not covered by the preceding clauses provided that each such sale shall be specifically approved by (A) the Control Party and (B) the managers of the Issuer in accordance with the provisions of the Issuer’s limited liability company agreement; (v) in connection with a Casualty Loss; or (vi) in connection with the pledge by the Issuer of any portion of the 2020-1 Collateral to secure another Series of Notes issued under the Indenture or the exchange by the Issuer of any portion of the Series 2020-1 Collateral with Collateral pledged to secure another Series issued under the Indenture; provided that, (A) at the time of such pledge or exchange, no Series 2020-1 Asset Base Deficiency, Series 2020-1 Early Amortization Event or Series 2020-1 Event of Default shall have occurred and be continuing or would result therefrom, and (B) with respect to any exchange of any portion of the Series 2020-1 Collateral for Collateral then pledged to secure another Series of Notes, either (x) the Rating Agency Condition is satisfied for each affected Series with respect to such exchange, or (y) after giving effect to such exchange, all of 47 737897646 20654080 the following criteria are satisfied in each case as demonstrated by an Officer’s Certificate from the Manager certifying to the following and including all supporting calculations: (1) the Weighted Average Age does not increase by more than 0.25 years, (2) the weighted average remaining term of all on-lease equipment in the Series 2020-1 Series-Specific Container Pool does not decrease by more than 0.25 years, (3) the utilization (as measured by the Manager’s normal practices) of the Containers remaining in the Series 2020-1 Series-Specific Container Pool does not decrease by more than 0.25% and (4) the average yield (as measured by the Manager’s normal practices) on leases remaining in the Series 2020-1 Series-Specific Container Pool does not decrease by more than 0.25%. Notwithstanding the foregoing limitation of this Section 602, sales of Managed Containers shall be permitted at such other times and in such other amounts as the Indenture Trustee (acting at the direction of the Control Party) shall permit. (b) release any of the Managed Containers or related Leases, in the Series 2020-1 Series-Specific Container Pool except as otherwise permitted pursuant to the terms of a Transaction Document. ARTICLE VII MISCELLANEOUS PROVISIONS Section 701 Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument. Section 702 Counterparts. This Supplement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplement by signing and delivering one or more counterparts. This Supplement may be executed by an authorized individual on behalf of each party hereto by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Supplement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof. Section 703 Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, 48 737897646 20654080

INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 704 Notices to the Rating Agency. Whenever any notice or other communication is required to be given to the Rating Agency pursuant to the Indenture or this Supplement, such notice or communication shall be delivered to S&P at S&P Global Ratings, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset-Backed Surveillance Group - phone: (212/438-2435), fax: (212/438-2664). Any rights to notices conveyed to the Rating Agency pursuant to the terms of this Supplement shall terminate immediately if the Rating Agency no longer has a rating outstanding with respect to the Series 2020-1 Notes. Section 705 Amendments and Modifications. (a) The terms of this Supplement may be waived, modified or amended only by a supplemental indenture entered in accordance with the terms of Sections 1001 or 1002 of the Indenture. For the avoidance of doubt, the Issuer shall comply with Sections 1003 and 1201 of the Indenture in connection with the execution of any amendment to this Supplement. For purposes of the application of Section 1001 of the Indenture to any amendment of this Supplement, the applicable Noteholders shall be the Series 2020-1 Noteholders and the applicable Rating Agencies and Rating Agency Condition shall be as defined in this Supplement, and for purposes of application of Section 1002 of the Indenture to any amendment of this Supplement, the Series 2020-1 Noteholders shall be the only Noteholders whose vote shall be required; provided, however, that Section 403 may not be amended or otherwise modified without the written consent of the Manager. (b) Notwithstanding anything set forth herein, in the Indenture or in any other Transaction Document, whenever TCIL as Manager shall provide any direction to the Indenture Trustee, any resulting action, any consent or direction, or any amendment or modification of or waiver with respect to any of the Transaction Documents (including without limitation, the Intercreditor Collateral Agreement) for any of the following purposes: (i) to modify the definitions of “Series 2020-1 Manager Default” or “Series 2020-1 Back-up Manager Event” so that the financial covenants and related terms used in those definitions apply to any entity that is consolidated for accounting purposes with Triton Holdco (a “Replacement Entity”) provided that (x) on the date of such amendment or modification the Replacement Entity has consolidated tangible assets equal to or in excess of the consolidated tangible assets of TCIL and its Subsidiaries, and (y) the Replacement Entity delivers a performance guaranty with respect to the obligations of the Manager under the Management Agreement; or (ii) to facilitate any amendment, restatement, supplement, revision, waiver or other modification to the Intercreditor Collateral Agreement or any control agreement with respect to any Collection Account (including any amendment, restatement, supplement, revision, waiver or other modification to any Transaction 49 737897646 20654080

Document to cause the provisions thereof to conform to or be consistent with the modified provisions of the Intercreditor Collateral Agreement or control agreements) or to facilitate the execution and delivery of any successor or replacement agreements: (1) the determination of Disposition Proceeds allocated to Issuer with reference to the Managed Containers, (2) the determination of the Combined Fleet Interest or Combined Fleet Expense allocated to Issuer with reference to the Managed Containers in an Initial Lease Period, or (3) the definitions of “Disposition Proceeds”, “Finance Lease”, “Finance Lease Proceeds”, “Initial Lease Period”, “Lease Proceeds”, “Long Term Initial Fleet”, “Long Term Initial Fleet Operating Expenses”, “Long Term Initial Unit”, “Long Term Lease”, or “Long Term Unit”; then, in each such case, the Series 2020-1 Parties shall be deemed to have approved such instruction, action, consent, direction, amendment, modification or waiver (without obtaining the actual consent or approval of the holders of the Series 2020-1 Notes or the Control Party with respect to the Series 2020-1 Notes). (c) Other than in connection with the issuance of a new Series pursuant to Section 1006 of the Indenture, no such amendment, modification or waiver shall, without the consent of the Control Party, amend the definitions of “Series 2020-1 Asset Base”, “Series 2020-1 Asset Allocation Percentage”, “Series 2020-1 Required Overcollateralization Percentage” or “Control Party” or to increase any Series 2020-1 Advance Rate. Section 706 Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. Section 707 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2020-1 TRANSACTION DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF. 50 737897646 20654080

Section 708 No Petition. The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Series 2020-1 Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Insolvency Law or any other federal or state bankruptcy or similar law, at any time other than on a date which is at least one year and one day after the last date on which any Series 2020-1 Note is Outstanding. The provisions of this Section 708 shall survive the repayment of the Notes and any termination of this Supplement. Section 709 Noteholder Information. Each Noteholder or holder of an interest in a Note, by acceptance of such Series 2020-1 Note or such interest in such Series 2020-1 Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee. Each Noteholder or holder of an interest in a Note will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to (i) withhold tax (including without limitation FATCA Withholding Tax) on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Series 2020-1 Note, or to any beneficial owner of an interest in a Series 2020-1 Note, that fails to comply with the foregoing requirements, fails to establish an exemption of such withholding or as otherwise required under the Code or other Applicable Law (including, for the avoidance of doubt, FATCA) and (ii) provide such information and documentation and any other information concerning its interest in the applicable Series 2020-1 Note to the IRS and any other relevant U.S. or foreign tax authority. Section 710 Tax Basis Reporting. To the extent that Definitive Notes are issued under this Supplement, the Issuer will either (i) represent to the Indenture Trustee that such Series 2020-1 Notes are of the type of debt instruments where payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments, or (ii) request that each relevant Noteholder provide Noteholder Tax Identification Information (including, if requested, a transfer statement in accordance with Treasury Regulation section 1.6045A-1(a)(1)) requested by the Indenture Trustee to comply with its cost basis reporting obligations under the Code. Each Noteholder or holder of an interest in a Note, by acceptance of such Series 2020-1 Note or such interest in such Series 2020-1 Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information referred to in the preceding sentence as requested from time to time by the Issuer or the Indenture Trustee. Section 711 PATRIOT Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, the “Patriot Act”), the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request from time to time in order to comply with any applicable requirements of the Patriot Act. 51 737897646 20654080

Section 712 Original Issue Discount. The Issuer will supply to the Indenture Trustee, at the time and in the manner required by applicable Treasury regulations, for further distribution to such persons, and to the extent, required by applicable Treasury regulations, information with respect to any original issue discount, as defined in section 1273(a) of the Code, accruing on the Series 2020-1 Notes. [Signature pages follow] 52 737897646 20654080

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered all as of the day and year first above written. TRITON CONTAINER FINANCE VIII LLC, as Issuer By: Triton Container International Limited, its Manager By: /s/ Michael S. Pearl Name: Michael S. Pearl Title: Vice President and Treasurer (Series 2020-1 Supplement) 737897646 20654080

Acknowledged by: TRITON CONTAINER INTERNATIONAL LIMITED, as Manager By: /s/ Michael S. Pearl Name: Michael S. Pearl Title: Vice President and Treasurer (Series 2020-1 Supplement) 737897646 20654080

WILMINGTON TRUST, NATIONAL ASSOCIATION, not individually but solely as Indenture Trustee By: /s/ Robert J. Perkins Name: Robert J. Perkins Title: Vice President (Series 2020-1 Supplement) 737897646 20654080

EXHIBIT A-1 FORM OF 144A GLOBAL NOTE UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH NOTE IN AN AMOUNT OF AT LEAST $100,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE. EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING AND WILL NOT HOLD THE NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT Exhibit A-1 – Page 1 737897646 20654080

TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (ii) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER BY A NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY AT THE TIME OF PURCHASE OR TRANSFER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. Exhibit A-1 – Page 2 737897646 20654080

TRITON CONTAINER FINANCE VIII LLC FIXED RATE ASSET-BACKED NOTE, SERIES 2020-1, [CLASS A][CLASS B] $[ ] CUSIP No.: _____________ No. 1 _____________ ___, 2020 KNOW ALL PERSONS BY THESE PRESENTS that TRITON CONTAINER FINANCE VIII LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to [XX] Dollars ([$XX.00]), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 21, 2020 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series 2020-1 Supplement, dated as of September 21, 2020 (as amended, restated or otherwise modified from time to time, the “Series 2020-1 Supplement”), each between the Issuer and Wilmington Trust, National Association as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture and the Series 2020-1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2020-1 Supplement. Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture and the Series 2020-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date. This Note is one of the authorized Series 2020-1 Notes identified in the title hereto and issued in the aggregate principal amount of up to [ ] Million Dollars ($[ ],000,000) pursuant to the Indenture and the Series 2020-1 Supplement. The Notes shall be an obligation of the Issuer and shall be secured by the Series 2020-1 Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2020-1 Supplement. This Note is transferable as provided in the Indenture and the Series 2020-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes. The Issuer, the Indenture Trustee and any other agent of the Issuer shall treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary. Exhibit A-1 – Page 3 737897646 20654080

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2020-1 Supplement. If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2020-1 Supplement. The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture and the Series 2020-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2020-1 Supplement. The Holder of this Note shall have no right to enforce the provisions of the Indenture and the Series 2020-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2020-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2020-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2020-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1210 of the Indenture and the Series 2020-1 Supplement. Each purchaser and transferee of a Series 2020-1 Note will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity , or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) (a) the Series 2020-1 Notes are rated investment grade or better by a nationally recognized statistical rating agency at the time of purchase or transfer and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any Similar Law. Each Holder of a Series 2020-1 Note (i) agrees to treat this Series 2020-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, Exhibit A-1 – Page 4 737897646 20654080

(ii) agrees that the duties of the Transition Agent are not to be construed as a replacement Manager, (iii) agrees that the Series 2020-1 Note shall not have any interest in any Series Account of any other Series and (iv) ratifies and confirms the terms of the Indenture and the other Series 2020-1 Transaction Documents. This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws. All terms and provisions of the Indenture and the Series 2020-1 Supplement are herein incorporated by reference as if set forth herein in their entirety. To the extent any provision of this Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2020-1 Supplement, the provisions of the Indenture and/or Series 2020-1 Supplement, as applicable, shall govern and be controlling. IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2020-1 Supplement and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law. Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture and the Series 2020-1 Supplement, or be valid or obligatory for any purpose. Exhibit A-1 – Page 5 737897646 20654080

IN WITNESS WHEREOF, TRITON CONTAINER FINANCE VIII LLC has caused this Note to be duly executed by its duly authorized representative, on this ____ day of ______________, 20___. TRITON CONTAINER FINANCE VIII LLC By: Triton Container International Limited, its Manager By: _______________________________________ Its: This Note is one of the Notes described in the within-mentioned Indenture and the Series 2020-1 Supplement. WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee By: Its: Exhibit A-1 – Page 6 737897646 20654080

EXHIBIT A-2 FORM OF TEMPORARY REGULATION S GLOBAL NOTE UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH NOTE IN AN AMOUNT OF AT LEAST $100,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE. EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING AND WILL NOT HOLD THE NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT Exhibit A-2 – Page 1 737897646 20654080

TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE “SIMILAR LAW”) OR (ii) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER BY A NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY AT THE TIME OF PURCHASE OR TRANSFER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. EACH INVESTOR PURCHASING THIS NOTE IN RELIANCE UPON REGULATION S OF THE SECURITIES ACT UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (i) THE COMMENCEMENT OF THE DISTRIBUTION OF THE NOTES AND (ii) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY GLOBAL NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES. Exhibit A-2 – Page 2 737897646 20654080

TRITON CONTAINER FINANCE VIII LLC FIXED RATE ASSET-BACKED NOTE, SERIES 2020-1, [CLASS A][CLASS B] $[XX] CUSIP No.: _____________ No. 1 _____________ ___, 20___ KNOW ALL PERSONS BY THESE PRESENTS that TRITON CONTAINER FINANCE VIII LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($xx.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 21, 2020 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series 2020-1 Supplement, dated as of September 21, 2020 (as amended, restated or otherwise modified from time to time, the “Series 2020-1 Supplement”), each between the Issuer and Wilmington Trust, National Association as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture and the Series 2020-1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2020-1 Supplement. Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture and the Series 2020-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date. This Note is one of the authorized Series 2020-1 Notes identified in the title hereto and issued in the aggregate principal amount of up to [ ] Million Dollars ($[ ],000,000) pursuant to the Indenture and the Series 2020-1 Supplement. The Notes shall be an obligation of the Issuer and shall be secured by the Series 2020-1 Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2020-1 Supplement. This Note is transferable as provided in the Indenture and the Series 2020-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes. The Issuer, the Indenture Trustee and any other agent of the Issuer shall treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary. Exhibit A-2 – Page 3 737897646 20654080

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2020-1 Supplement. If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2020-1 Supplement. The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture and the Series 2020-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2020-1 Supplement. The Holder of this Note shall have no right to enforce the provisions of the Indenture and the Series 2020-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2020-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2020-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2020-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1210 of the Indenture and the Series 2020-1 Supplement. Each purchaser and transferee of a Series 2020-1 Note will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity, or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) (a) the Series 2020-1 Notes are rated investment grade or better by a nationally recognized statistical rating agency at the time of purchase or transfer and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any Similar Law. Each Holder of a Series 2020-1 Note (i) agrees to treat this Series 2020-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, Exhibit A-2 – Page 4 737897646 20654080

(ii) agrees that the duties of the Transition Agent are not to be construed as a replacement Manager, (iii) agrees that the Series 2020-1 Note shall not have any interest in any Series Account of any other Series and (iv) ratifies and confirms the terms of the Indenture and the other Series 2020-1 Transaction Documents. This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws. All terms and provisions of the Indenture and the Series 2020-1 Supplement are herein incorporated by reference as if set forth herein in their entirety. To the extent any provision of this Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2020-1 Supplement, the provisions of the Indenture and/or Series 2020-1 Supplement, as applicable, shall govern and be controlling. IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2020-1 Supplement and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law. Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture and the Series 2020-1 Supplement, or be valid or obligatory for any purpose. Exhibit A-2 – Page 5 737897646 20654080

IN WITNESS WHEREOF, TRITON CONTAINER FINANCE VIII LLC has caused this Note to be duly executed by its duly authorized representative, on this ____ day of ______________, 20___. TRITON CONTAINER FINANCE VIII LLC By: Triton Container International Limited, its Manager By: _______________________________________ Its: This Note is one of the Notes described in the within-mentioned Indenture and the Series 2020-1 Supplement. WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee By: Its: Exhibit A-2 – Page 6 737897646 20654080

EXHIBIT A-3 FORM OF PERMANENT REGULATION S GLOBAL NOTE UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH NOTE IN AN AMOUNT OF AT LEAST $100,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE. EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING AND WILL NOT HOLD THE NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT Exhibit A-3 – Page 1 737897646 20654080

TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (ii) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER BY A NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY AT THE TIME OF PURCHASE OR TRANSFER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. EACH INVESTOR PURCHASING THIS NOTE IN RELIANCE UPON REGULATION S OF THE SECURITIES ACT UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (i) THE COMMENCEMENT OF THE DISTRIBUTION OF THE NOTES AND (ii) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY GLOBAL NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES. Exhibit A-3 – Page 2 737897646 20654080

TRITON CONTAINER FINANCE VIII LLC FIXED RATE ASSET-BACKED NOTE, SERIES 2020-1, [CLASS A][CLASS B] $[XX] CUSIP No.: _____________ No. 1 _____________ ___, 20___ KNOW ALL PERSONS BY THESE PRESENTS that TRITON CONTAINER FINANCE VIII LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($xx.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 21, 2020 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series 2020-1 Supplement, dated as of September 21, 2020 (as amended, restated or otherwise modified from time to time, the “Series 2020-1 Supplement”), each between the Issuer and Wilmington Trust, National Association as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture and the Series 2020-1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2020-1 Supplement. Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture and the Series 2020-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date. This Note is one of the authorized Series 2020-1 Notes identified in the title hereto and issued in the aggregate principal amount of up to [ ] ($[ ]) pursuant to the Indenture and the Series 2020-1 Supplement. The Notes shall be an obligation of the Issuer and shall be secured by the Series 2020-1 Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2020-1 Supplement. This Note is transferable as provided in the Indenture and the Series 2020-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes. The Issuer, the Indenture Trustee and any other agent of the Issuer shall treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary. Exhibit A-3 – Page 3 737897646 20654080

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2020-1 Supplement. If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2020-1 Supplement. The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture and the Series 2020-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2020-1 Supplement. The Holder of this Note shall have no right to enforce the provisions of the Indenture and the Series 2020-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2020-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2020-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2020-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1210 of the Indenture and the Series 2020-1 Supplement. Each purchaser and transferee of a Series 2020-1 Note will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity, or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) (a) the Series 2020-1 Notes are rated investment grade or better by a nationally recognized statistical rating agency at the time of purchase or transfer and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any Similar Law. Each Holder of a Series 2020-1 Note (i) agrees to treat this Series 2020-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, Exhibit A-3 – Page 4 737897646 20654080

(ii) agrees that the duties of the Transition Agent are not to be construed as a replacement Manager, (iii) agrees that the Series 2020-1 Note shall not have any interest in any Series Account of any other Series and (iv) ratifies and confirms the terms of the Indenture and the other Series 2020-1 Transaction Documents. This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws. All terms and provisions of the Indenture and the Series 2020-1 Supplement are herein incorporated by reference as if set forth herein in their entirety. To the extent any provision of this Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2020-1 Supplement, the provisions of the Indenture and/or Series 2020-1 Supplement, as applicable, shall govern and be controlling. IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2020-1 Supplement and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law. Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture and the Series 2020-1 Supplement, or be valid or obligatory for any purpose. Exhibit A-3 – Page 5 737897646 20654080

IN WITNESS WHEREOF, TRITON CONTAINER FINANCE VIII LLC has caused this Note to be duly executed by its duly authorized representative, on this __ day of __________, 20__. TRITON CONTAINER FINANCE VIII LLC By: Triton Container International Limited, its Manager By: _______________________________________ Its: This Note is one of the Notes described in the within-mentioned Indenture and the Series 2020-1 Supplement. WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee By: Its: Exhibit A-3 – Page 6 737897646 20654080

EXHIBIT A-4 FORM OF NOTE ISSUED TO INSTITUTIONAL ACCREDITED INVESTORS THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH NOTE IN AN AMOUNT OF AT LEAST $100,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH NOTE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE. EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) OF A NOTE (OR INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING AND WILL NOT HOLD THE NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A “PLAN” DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH OF THE FOREGOING, A “BENEFIT PLAN”) OR ANY OTHER PLAN THAT IS SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (ii) (A) THE SERIES 2020-1 NOTES ARE RATED INVESTMENT GRADE OR BETTER BY A NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY AT THE TIME OF PURCHASE OR TRANSFER AND HAVE NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES AND (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTE WILL NOT GIVE RISE TO A NON-EXEMPT Exhibit A-4 – Page 1 737897646 20654080

PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. [FOR A SERIES 2020-1 NOTE ISSUED WITH ORIGINAL ISSUE DISCOUNT: THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING FROM THE INDENTURE TRUSTEE.] Exhibit A-4 – Page 2 737897646 20654080

TRITON CONTAINER FINANCE VIII LLC FIXED RATE ASSET-BACKED NOTE, SERIES 2020-1, [CLASS A][CLASS B] $[XX] CUSIP No.: _____________ No. 1 _____________ ___, 20___ KNOW ALL PERSONS BY THESE PRESENTS that TRITON CONTAINER FINANCE VIII LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), for value received, hereby promises to pay to _______, or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($XX), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 21, 2020 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series 2020-1 Supplement, dated as of September 21, 2020 (as amended, restated or otherwise modified from time to time, the “Series 2020-1 Supplement”), each between the Issuer and Wilmington Trust, National Association as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture and the Series 2020-1 Supplement. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2020-1 Supplement. Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture and the 2020-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date. This Note is one of the authorized Series 2020-1 Notes identified in the title hereto and issued in the aggregate principal amount of up to [ ] Dollars ($[ ]) pursuant to the Indenture and the Series 2020-1 Supplement. The Notes shall be an obligation of the Issuer and shall be secured by the Series 2020-1 Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2020-1 Supplement. This Note is transferable as provided in the Indenture and the Series 2020-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes. The Issuer, the Indenture Trustee and any other agent of the Issuer shall treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary. Exhibit A-4 – Page 3 737897646 20654080

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2020-1 Supplement. If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2020-1 Supplement. The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture and the Series 2020-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2020-1 Supplement. The Holder of this Note shall have no right to enforce the provisions of the Indenture and the Series 2020-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2020-1 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2020-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2020-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1210 of the Indenture and the Series 2020-1 Supplement. Each purchaser and transferee of a Series 2020-1 Note will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity, or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) (a) the Series 2020-1 Notes are rated investment grade or better by a nationally recognized statistical rating agency and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020-1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any Similar Law. Each Holder of a Series 2020-1 Note (i) agrees to treat this Series 2020-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the duties of the Transition Agent are not to be construed as a replacement Manager, (iii) agrees that the Series 2020-1 Note shall not have any interest in any Series Account of any other Series and Exhibit A-4 – Page 4 737897646 20654080

(iv) ratifies and confirms the terms of the Indenture and the other Series 2020-1 Transaction Documents. This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws. All terms and provisions of the Indenture and the Series 2020-1 Supplement are herein incorporated by reference as if set forth herein in their entirety. To the extent any provision of this Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2020-1 Supplement, the provisions of the Indenture and/or Series 2020-1 Supplement, as applicable, shall govern and be controlling. IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2020-1 Supplement and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law. Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture and the Series 2020-1 Supplement, or be valid or obligatory for any purpose. Exhibit A-4 – Page 5 737897646 20654080

IN WITNESS WHEREOF, TRITON CONTAINER FINANCE VIII LLC has caused this Note to be duly executed by its duly authorized representative, on this __ day of __________ __, 20__. TRITON CONTAINER FINANCE VIII LLC By: Triton Container International Limited, its Manager By: _______________________________________ Its: This Note is one of the Notes described in the within-mentioned Indenture and the Series 2020-1 Supplement. WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee By: Its: Exhibit A-4 – Page 6 737897646 20654080

EXHIBIT B FORM OF CERTIFICATE TO BE GIVEN BY NOTEHOLDERS [Euroclear Bank SA/NV, as operator of the Euroclear System 1 Boulevard du Roi Albert II B-1210 Brussels, Belgium] [Clearstream Banking, société anonyme f/k/a CedelBank, société anonyme 67 Boulevard Grand-Duchesse Charlotte L-1331 Luxembourg] Re: Fixed Rate Asset-Backed Notes, Series 2020-1 (the “Offered Notes”) issued pursuant to the Series 2020-1 Supplement, dated as of September 21, 2020, between Triton Container Finance VIII LLC (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 21, 2020, between the Issuer and the Indenture Trustee. This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Offered Notes held by you for our account is owned by persons that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended). The undersigned undertakes to advise you promptly by facsimile or other customary electronic means on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date. [This certification excepts beneficial interests in and does not relate to U.S. $_________ principal amount of the Offered Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.] We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings. Dated:* By: , Account Holder *Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates. Exhibit B – Page 1 737897646 20654080

EXHIBIT C FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM Wilmington Trust, National Association, as Indenture Trustee and Note Registrar Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1605 Re: Fixed Rate Asset-Backed Notes, Series 2020-1 (the “Offered Notes”) issued pursuant to the Series 2020-1 Supplement, dated as of September 21, 2020, between Triton Container Finance VIII LLC (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 21, 2020, between the Issuer and the Indenture Trustee. This is to certify that, based solely on certifications we have received in writing, by facsimile or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $__________ principal amount of the Offered Notes is owned by persons (a) that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) who purchased their Offered Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act. We further certify (a) that we are not making available herewith for exchange any portion of the related Temporary Regulation S Book-Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof. We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings. Date: Yours faithfully, By: [Euroclear Bank SA/NV, as operator of the Euroclear System] [Clearstream, société anonyme] Exhibit C – Page 1 737897646 20654080

EXHIBIT D FORM OF CERTIFICATE TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A TEMPORARY REGULATION S GLOBAL NOTE [Euroclear Bank SA/NV, as operator of the Euroclear System 1 Boulevard du Roi Albert II B-1210 Brussels, Belgium] [Clearstream Banking, société anonyme f/k/a CedelBank, société anonyme 67 Boulevard Grand-Duchesse Charlotte L-1331 Luxembourg] Re: Fixed Rate Asset-Backed Notes, Series 2020-1 (the “Offered Notes”) issued pursuant to the Series 2020-1 Supplement, dated as of September 21, 2020, between Triton Container Finance VIII LLC (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 21, 2020, between the Issuer and the Indenture Trustee. This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Offered Notes, the undersigned certifies that it is not a U.S. person (as defined in Rule 902 under the Securities Act of 1933, as amended). The undersigned undertakes to advise you promptly by facsimile or other customary electronic means on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date. We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings. Dated: By: Exhibit D – Page 1 737897646 20654080

EXHIBIT E FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM 144A NOTE TO REGULATION S NOTE Wilmington Trust, National Association, as Indenture Trustee and Note Registrar Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1605 Re: Fixed Rate Asset-Backed Notes, Series 2020-1 (the “Offered Notes”) issued pursuant to the Series 2020-1 Supplement, dated as of September 21, 2020, between Triton Container Finance VIII LLC (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 21, 2020 (as amended or supplemented, the “Indenture”), between the Issuer and the Indenture Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. This letter relates to U.S. $___________ principal amount of Offered Notes that are held as a beneficial interest in the 144A Book-Entry Note (CUSIP No. _______) with DTC in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Note (CUSIP No. _______) to be held with [Euroclear] [Clearstream] through DTC. In connection with the request and in receipt of the Offered Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offered Notes and: (a) pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that: (i) the offer of the Offered Notes was not made to a person in the United States of America, (ii) either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America, (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and Exhibit E – Page 1 737897646 20654080

(b) with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act. This certification and the statements contained herein are made for your benefit, the benefit of the Issuer, and the benefit of [_____] as the Initial Purchaser. [Insert name of Transferor] Dated: By: Title: Exhibit E – Page 2 737897646 20654080

EXHIBIT F FORM OF INITIAL PURCHASER EXCHANGE INSTRUCTIONS Depository Trust Company 55 Water Street, 50th Floor New York, New York 10041 Re: Fixed Rate Asset-Backed Notes, Series 2020-1 (the “Offered Notes”) issued pursuant to the Series 2020-1 Supplement, dated as of September 21, 2020, between Triton Container Finance VIII LLC (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”) to the Indenture, dated as of September 21, 2020, between the Issuer and the Indenture Trustee. Pursuant to Section 206(c) of the Series 2020-1 Supplement, [_____] (the “Initial Purchaser”) hereby requests that $[ ],000,000 aggregate principal amount of the Offered Notes held by you for our account and represented by the Temporary Regulation S Book-Entry Note (CUSIP No. ________) (as defined in the Series 2020-1 Supplement) be exchanged for an equal principal amount represented by the 144A Book-Entry Note (CUSIP No. _________) to be held by you for our account. Dated: [________________], as the Initial Purchaser By: Title: Exhibit F – Page 1 737897646 20654080

EXHIBIT G ADDITIONAL DEFINITIONS USED IN CALCULATION OF SERIES 2020-1 MANAGER DEFAULTS AND SERIES 2020-1 BACK-UP MANAGER EVENTS “Capitalized Lease” means any lease obligation for Rentals which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP. “Capitalized Rentals” means, as of the date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Manager or any Restricted Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Manager and its Restricted Subsidiaries. “Consolidated Tangible Net Worth” means, as of the date of any determination thereof, the consolidated stockholders’ equity of the Manager and its Restricted Subsidiaries, as determined in accordance with GAAP (excluding any non-cash gain or loss on any interest rate protection agreement or similar hedging agreement resulting from the requirements of Financial Accounting Standard No. 133 or any similar accounting standard), plus all outstanding preferred stock of the Manager and accrued but unpaid dividends thereon, less the sum, without duplication, of (a) all Intangible Assets of the Manager and its Restricted Subsidiaries and (b) Restricted Investments. “Container Equipment” shall have the meaning set forth in the TCIL Credit Agreement. “Current Debt” means, with respect to any Person as of the date of any determination, (a) all Indebtedness of such Person for money borrowed or that has been incurred in connection with the acquisition of assets, in each case other than Funded Debt, and (b) all Guarantee Liabilities of such Person with respect to Indebtedness of other Persons of the types described in clause (a). “Finance Lease” means any Lease (but in no event a sublease) of container equipment which provides revenue to the Manager and with respect to which the related container equipment is not included as an asset on the books of the Manager in accordance with GAAP. “Funded Debt” of any Person means, without duplication, (a) all Funded Indebtedness, (b) all Capitalized Rentals, (c) all Guarantee Liabilities relating to Funded Debt of others, (d) all Guarantee Liabilities relating to the obligations of Unrestricted Subsidiaries and (e) the present value of all Long Term Lease obligations (such present value to be calculated using a discount rate equal to the sum of (i) the “Alternate Base Rate” then in effect under the TCIL Credit Agreement plus (ii) 1.00%). “Funded Debt Ratio” means the ratio of Total Debt to an amount equal to the sum of (x) Consolidated Tangible Net Worth plus (y) the Manager’s deferred income related to sales of Container Equipment to Subsidiaries as recorded on the Manager’s balance sheet (determined in accordance with GAAP consistently applied). “Funded Indebtedness” means, as of any date, Indebtedness that matures more than one year after such date or which is renewable, extendible or refundable at the option of the obligor Exhibit G – Page 1 737897646 20654080 for a period or periods of more than one year after such date, but shall not include any portion of the principal of any such Indebtedness that is payable within one year after such date. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Guarantee Liability” of any Person means any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Guarantee Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby. “Indebtedness” with respect to any Person without duplication, means all obligations of such Person which in accordance with GAAP shall be classified upon the balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals, (e) obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (f) obligations of such Person upon which interest charges are customarily paid, (g) obligations of such Person issued or assumed as the deferred purchase price of property or services and (h) obligations of such Person, actual or contingent, as an account party in respect of letters of credit and bankers’ acceptances (other than any such obligations in respect of undrawn amounts under letters of credit in respect of trade payables); provided that trade payables, deferred rental income, repair service provision, deferred taxes, taxes payable, payroll expenses and other accrued expenses incurred in the ordinary course of business shall not constitute Indebtedness. “Intangible Assets” means, with respect to any Person, all intangible assets of such Person and shall include unamortized debt discount and expense, unamortized deferred charges and goodwill. “Investment” means any investment, made in cash or by delivery of any kind of property or asset, in any Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise; provided Exhibit G – Page 2 737897646 20654080 that notwithstanding the foregoing, for purposes of calculating the financial covenants under the Management Agreement and this Supplement, Finance Leases are not considered “Investments”. “Lien” means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease. “Long Term Lease” means any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of five years or more. “Permitted Investments” means (a) Investments in direct United States government or United States agency obligations, (b) Investments in corporate obligations of “AA” quality or better maturing within one year, (c) Investments in certificates of deposit issued by any United States commercial bank, the United States branch of any foreign bank, any United Kingdom commercial bank, HSBC Bank of Bermuda Limited or Bank of N.T. Butterfield & Son Limited, in each case so long as such bank has capital and surplus of not less than the equivalent of $50,000,000, (d) preferred stock Investments rated “AA” or better, (e) Investments in any state, local or municipal obligations rated “AA” or better or (f) Investments in money market funds that are listed on the National Association of Insurance Commissioners Class 1 list. “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof or other entity. “Rentals” means all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Manager or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Manager or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, utilities, repairs, insurance, taxes and similar charges. Fixed rents under any so- called “percentage lease” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues. “Restricted Investments” means the total of (a) the amount of the Manager’s Investments in any Unrestricted Subsidiary as shown on the most recent consolidating balance sheet of the Manager, excluding, for purposes of determining the amount of any Investment in any Person, any non-cash gain or loss on any interest rate protection agreement or any similar hedging agreement entered into by such Person resulting from the requirements of Financial Accounting Standard No. 133 or any similar accounting standard, plus (b) the excess, if any, of the amount of all other Investments of the Manager as shown on such balance sheet (other than Permitted Investments) over 25% of then current Consolidated Tangible Net Worth. For purposes of clause (b) above, the original amount of any Investment in a general partnership interest in any general or limited partnership shall be deemed to be the aggregate amount of such partnership’s actual and contingent liabilities, as determined in accordance with GAAP. Exhibit G – Page 3 737897646 20654080

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary. “Senior Funded Debt” means Funded Debt of the Manager and its Restricted Subsidiaries (determined on a consolidated basis eliminating intercompany items), excluding all Subordinated Funded Debt. “Subordinated Funded Debt” means of any Person means all unsecured Funded Debt of such Person and its Restricted Subsidiaries which shall contain or have applicable thereto subordination provisions which are typically contained in subordinated debt agreements. “Subsidiary” means any Person of which or in which the Manager and its other Subsidiaries own directly or indirectly 50% or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of a Person which is a corporation, (b) the capital, membership or profits interest of a Person which is a limited liability company, partnership, joint venture or similar entity, or (c) the beneficial interest of a Person which is a trust, association or other unincorporated organization. “TAL Group” means, collectively, TAL International Group, Inc., a Delaware corporation, and each of its Subsidiaries (including, as of the Series 2020-1 Closing Date, TAL International Container Corporation, a Delaware corporation, TAL Finance III LLC, a Delaware limited liability company, TAL Advantage V LLC, a Delaware limited liability company, TAL Advantage VI LLC, a Delaware limited liability company, and TAL Advantage VII LLC, a Delaware limited liability company.). “TCIL Credit Agreement” means that certain Tenth Restated and Amended Credit Agreement, dated as of May 16, 2019, among the Manager, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and an issuer thereunder, and any revolving credit facility that may be entered into from time to time as a replacement for such Credit Agreement; in each case, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms. “Total Debt” means the sum of (a) Total Senior Debt plus (b) Subordinated Funded Debt. “Total Senior Debt” means the sum of (a) Senior Funded Debt plus (b) all Current Debt of the Manager and its Restricted Subsidiaries. “Unrestricted Subsidiary” means any Subsidiary that is designated by the Manager as an “Unrestricted Subsidiary” in accordance with the procedures set forth in the TCIL Credit Agreement. Exhibit G – Page 4 737897646 20654080

EXHIBIT H INVESTMENT LETTER (Transfers pursuant to Rule 144A) FOR VALUE RECEIVED the undersigned registered Noteholder (the “Seller”) hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee): _______________________________________________________ (The “Purchaser”), Taxpayer Identification No. _______________________, [$_______________ of] [Series _____ Asset Backed Note bearing number __________________] (the “Note”) and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises. 1. In connection with such transfer and in accordance with Section 205 of the Indenture (as amended or supplemented from time to time as permitted thereby, the “Indenture”), dated as of September 21, 2020 between Triton Container Finance VIII LLC (the “Issuer”) and Wilmington Trust, National Association (the “Indenture Trustee”), the Seller hereby certifies the following facts to the Issuer and the Indenture Trustee: Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action, in each case which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the Series 2020-1 Supplement, dated as of September 21, 2020, as amended or modified from time to time between the Issuer and the Indenture Trustee. 2. The Purchaser warrants and represents to, and covenants with the Issuer and the Indenture Trustee pursuant to Section 205 of the Indenture as follows: a. The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any State. b. The Purchaser is acquiring the Note for investment for its own account only and not for any other Person. c. The Purchaser is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note. Exhibit H – Page 1 737897646 20654080

d. The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act (“Rule 144A”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The Purchaser is acquiring the Note for its own account or for the account of another qualified institutional buyer, understands that such Note may be offered, resold, pledged or transferred only (i) to a qualified institutional, buyer, or to an offeree or purchaser that the Purchaser reasonably believes is a qualified institutional buyer, that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act. e. The Purchaser is not a Competitor. 3. The Purchaser of a Note represents and warrants to the Indenture Trustee that either (i) it is not acquiring and will not hold the Series 2020-1 Note with the plan assets of a Benefit Plan or any other plan that is subject to Similar Law or (ii) (a) the Series 2020-1 Notes are rated investment grade or better by a nationally recognized statistical rating agency at the time of purchase or transfer and have not been characterized as other than indebtedness for applicable local law purposes and (b) the acquisition, holding and disposition of the Series 2020- 1 Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of Similar Law. 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document. Exhibit H – Page 2 737897646 20654080

IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below. __________________________________________ Seller By: Name: Title: Taxpayer Identification No. _____ Date: _____________________________________ __________________________________________ Purchaser By: Name: Title: Taxpayer Identification No. _____ Date: _____________________________________ Exhibit H – Page 3 737897646 20654080

ANNEX 1 TO EXHIBIT H QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Purchasers Other Than Registered Investment Companies] The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Investment Letter: 1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other senior executive officer of the Purchaser. 2. The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $__________________1 in securities (except for the excluded securities referred to in paragraph 3 below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below. ____ Corporation. etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), a Massachusetts or similar business trust, a partnership, or a charitable organization described in Section 501(c)(3) of the Internal Revenue Code. ____ Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial Statements, a copy of which is attached hereto. ____ Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial Statements, a copy of which is attached hereto. ____ Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934. ____ Insurance Company. The Purchaser is organized as an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the 1Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities. Exhibit H – Page 4 737897646 20654080 insurance, commissioner or a similar official or agency of a State, territory or the District of Columbia. ____ State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees. ____ ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974. ____ Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940. 3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps. 4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser (except as provided in Rule 144A(a)(3)) and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial Statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934. 5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the Statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A. ____ ____ Will the Purchaser be purchasing the Yes No Note only for Purchaser’s own account? 6. If the answer to the foregoing question is “no”, the Purchaser agrees that, in connection with, any purchase of securities sold to the Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a certificate from such third party substantially identical to this certification or taken other appropriate steps contemplated by Rule 144A to Exhibit H – Page 5 737897646 20654080

conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A. 7. The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification as of the date of such purchase. __________________________________________ Print Name of Purchaser By: Name: Title: Exhibit H – Page 6 737897646 20654080

ANNEX 2 TO EXHIBIT H QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Purchasers That Are Registered Investment Companies] The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Investment Letter: 1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President or other senior executive officer of the Purchaser or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser. 2. The Purchaser is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone, or the Purchaser’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used (except as provided in Rule 144(a)(3)). ____ The Purchaser owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A). ____ The Purchaser is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A). 3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof), except for a unit investment trust whose assets consist solely of shares on one or more registered investment companies that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other), or, in the case of unit investment trusts, the same depositor. 4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. Exhibit H – Page 7 737897646 20654080

5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and the other parties related to the Note are relying and will continue to rely on the Statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A. 6. The undersigned will notify the parties addressed the Purchaser Letter to which this certification relates of any changes in the information and conclusions herein. Until such notice, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase. __________________________________________ Print Name of Purchaser or Adviser By: Name: Title: __________________________________________ Print Name of Purchaser or Adviser By: Name: Title: IF AN ADVISER __________________________________________ Print Name of Purchaser Date: _____________________________________ Exhibit H – Page 8 737897646 20654080

EXHIBIT I Depreciation Policy for Managed Containers in the Series 2020-1 Series Specific Container Pool (Not Subject to Finance Lease) Managed Containers (not subject to a Finance Lease) shall be recorded at their Original Equipment Cost. All such Managed Containers will be depreciated on a straight-line basis from the beginning of the month following the month in which such Container was accepted in accordance with the depreciation method described in the chart below. Useful Life (Years) Residual Value (as a percentage of Original Book Value) Dry 13 40% Reefers 12 25% Tanks 20 15% Specials 13 40% For purposes of the foregoing, the “Original Book Value” is assumed to be the starting value for the Managed Container that would result in the current Net Book Value if depreciated for the current age of the Managed Container. The foregoing notwithstanding, any portion of the Original Equipment Cost of such Managed Container that is attributable to an improvement to such Managed Container pursuant to clause (iii) of the definition of “Original Equipment Cost”, shall be depreciated on a straight- line basis from the beginning of the month following the month in which such improvement was accepted over the remaining depreciation period of such Managed Container to the applicable residual value mentioned above. Notwithstanding anything in this Supplement or any other Transaction Document to the contrary, the foregoing depreciation policy may be modified at the discretion of the Manager and the Issuer, subject to satisfaction of the Rating Agency Condition. Exhibit I – Page 1 737897646 20654080

SCHEDULE 1

Scheduled Targeted Principal Balance By Period

Period	Date	Class A	Class B
0	Closing Date	$1,300,000,000	$65,800,000
1	Oct-20	1,290,791,667	65,333,917
2	Nov-20	1,281,583,333	64,867,833
3	Dec-20	1,272,375,000	64,401,750
4	Jan-21	1,263,166,667	63,935,667
5	Feb-21	1,253,958,333	63,469,583
6	Mar-21	1,244,750,000	63,003,500
7	Apr-21	1,235,541,667	62,537,417
8	May-21	1,226,333,333	62,071,333
9	Jun-21	1,217,125,000	61,605,250
10	Jul-21	1,207,916,667	61,139,167
11	Aug-21	1,198,708,333	60,673,083
12	Sep-21	1,189,500,000	60,207,000
13	Oct-21	1,180,291,667	59,740,917
14	Nov-21	1,171,083,333	59,274,833
15	Dec-21	1,161,875,000	58,808,750
16	Jan-22	1,152,666,667	58,342,667
17	Feb-22	1,143,458,333	57,876,583
18	Mar-22	1,134,250,000	57,410,500
19	Apr-22	1,125,041,667	56,944,417
20	May-22	1,115,833,333	56,478,333
21	Jun-22	1,106,625,000	56,012,250
22	Jul-22	1,097,416,667	55,546,167
23	Aug-22	1,088,208,333	55,080,083
24	Sep-22	1,079,000,000	54,614,000
25	Oct-22	1,069,791,667	54,147,917
26	Nov-22	1,060,583,333	53,681,833
27	Dec-22	1,051,375,000	53,215,750
28	Jan-23	1,042,166,667	52,749,667
29	Feb-23	1,032,958,333	52,283,583
30	Mar-23	1,023,750,000	51,817,500
31	Apr-23	1,014,541,667	51,351,417
32	May-23	1,005,333,333	50,885,333
33	Jun-23	996,125,000	50,419,250
34	Jul-23	986,916,667	49,953,167
35	Aug-23	977,708,333	49,487,083
36	Sep-23	968,500,000	49,021,000
37	Oct-23	959,291,667	48,554,917
38	Nov-23	950,083,333	48,088,833
39	Dec-23	940,875,000	47,622,750
40	Jan-24	931,666,667	47,156,667
41	Feb-24	922,458,333	46,690,583
42	Mar-24	913,250,000	46,224,500
43	Apr-24	904,041,667	45,758,417
44	May-24	894,833,333	45,292,333
45	Jun-24	885,625,000	44,826,250
46	Jul-24	876,416,667	44,360,167
47	Aug-24	867,208,333	43,894,083
48	Sep-24	$858,000,000	$43,428,000
49	Oct-24	848,791,667	42,961,917
50	Nov-24	839,583,333	42,495,833
51	Dec-24	830,375,000	42,029,750
52	Jan-25	821,166,667	41,563,667
53	Feb-25	811,958,333	41,097,583
54	Mar-25	802,750,000	40,631,500
55	Apr-25	793,541,667	40,165,417
56	May-25	784,333,333	39,699,333
57	Jun-25	775,125,000	39,233,250
58	Jul-25	765,916,667	38,767,167
59	Aug-25	756,708,333	38,301,083
60	Sep-25	747,500,000	37,835,000
61	Oct-25	738,291,667	37,368,917
62	Nov-25	729,083,333	36,902,833
63	Dec-25	719,875,000	36,436,750
64	Jan-26	710,666,667	35,970,667
65	Feb-26	701,458,333	35,504,583
66	Mar-26	692,250,000	35,038,500
67	Apr-26	683,041,667	34,572,417
68	May-26	673,833,333	34,106,333
69	Jun-26	664,625,000	33,640,250
70	Jul-26	655,416,667	33,174,167
71	Aug-26	646,208,333	32,708,083
72	Sep-26	637,000,000	32,242,000
73	Oct-26	627,791,667	31,775,917
74	Nov-26	618,583,333	31,309,833
75	Dec-26	609,375,000	30,843,750
76	Jan-27	600,166,667	30,377,667
77	Feb-27	590,958,333	29,911,583
78	Mar-27	581,750,000	29,445,500
79	Apr-27	572,541,667	28,979,417
80	May-27	563,333,333	28,513,333
81	Jun-27	554,125,000	28,047,250
82	Jul-27	544,916,667	27,581,167
83	Aug-27	535,708,333	27,115,083
84	Sep-27	526,500,000	26,649,000
85	Oct-27	517,291,667	26,182,917
86	Nov-27	508,083,333	25,716,833
87	Dec-27	498,875,000	25,250,750
88	Jan-28	489,666,667	24,784,667
89	Feb-28	480,458,333	24,318,583
90	Mar-28	471,250,000	23,852,500
91	Apr-28	462,041,667	23,386,417
92	May-28	452,833,333	22,920,333
93	Jun-28	443,625,000	22,454,250
94	Jul-28	434,416,667	21,988,167
95	Aug-28	425,208,333	21,522,083
96	Sep-28	$416,000,000	$21,056,000
97	Oct-28	406,791,667	20,589,917
98	Nov-28	397,583,333	20,123,833
99	Dec-28	388,375,000	19,657,750
100	Jan-29	379,166,667	19,191,667
101	Feb-29	369,958,333	18,725,583
102	Mar-29	360,750,000	18,259,500
103	Apr-29	351,541,667	17,793,417
104	May-29	342,333,333	17,327,333
105	Jun-29	333,125,000	16,861,250
106	Jul-29	323,916,667	16,395,167
107	Aug-29	314,708,333	15,929,083
108	Sep-29	305,500,000	15,463,000
109	Oct-29	296,291,667	14,996,917
110	Nov-29	287,083,333	14,530,833
111	Dec-29	277,875,000	14,064,750
112	Jan-30	268,666,667	13,598,667
113	Feb-30	259,458,333	13,132,583
114	Mar-30	250,250,000	12,666,500
115	Apr-30	241,041,667	12,200,417
116	May-30	231,833,333	11,734,333
117	Jun-30	222,625,000	11,268,250
118	Jul-30	213,416,667	10,802,167
119	Aug-30	204,208,333	10,336,083
120	Sep-30	195,000,000	9,870,000
121	Oct-30	185,791,667	9,403,917
122	Nov-30	176,583,333	8,937,833
123	Dec-30	167,375,000	8,471,750
124	Jan-31	158,166,667	8,005,667
125	Feb-31	148,958,333	7,539,583
126	Mar-31	139,750,000	7,073,500
127	Apr-31	130,541,667	6,607,417
128	May-31	121,333,333	6,141,333
129	Jun-31	112,125,000	5,675,250
130	Jul-31	102,916,667	5,209,167
131	Aug-31	93,708,333	4,743,083
132	Sep-31	84,500,000	4,277,000
133	Oct-31	75,291,667	3,810,917
134	Nov-31	66,083,333	3,344,833
135	Dec-31	56,875,000	2,878,750
136	Jan-32	47,666,667	2,412,667
137	Feb-32	38,458,333	1,946,583
138	Mar-32	29,250,000	1,480,500
139	Apr-32	20,041,667	1,014,417
140	May-32	10,833,333	548,333
141	Jun-32	1,625,000	82,250
142	Jul-32	0	0

Schedule 1 – Page 1

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